(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

NUANCE COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

The Annual Meeting of Stockholders of Nuance Communications, Inc. (the “Company”) will be held at the Company’s office located at 1198 East Arques Avenue, Sunnyvale, CA 94085, on January 25, 2013 at 10:30 a.m., local time, for the purpose of considering and acting upon the following proposals:

(1)	To elect nine members of the Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

(2)	To approve an amendment to the Amended and Restated 2000 Stock Plan;

(3)	To approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers;

(4)	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013; and

(5)	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

We will be utilizing the U.S. Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders via the Internet. Pursuant to these rules, instead of mailing a printed copy of the Company’s proxy materials to each stockholder we have elected to provide access to our proxy materials over the Internet. Accordingly, with the exception of certain requesting stockholders who will receive printed copies of the Company’s proxy materials by mail, stockholders of record will receive a Notice of Internet Availability of Proxy Materials and may vote at the Annual Meeting and any postponements or adjournments of the meeting. We expect to mail the Notice of Internet Availability of Proxy Materials by December 14, 2012, at least 40 calendar days prior to the Annual Meeting date.

The Board of Directors has fixed the close of business on December 4, 2012 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponements or adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at the meeting being held at 1198 East Arques Avenue, Sunnyvale, CA 94085 and for ten days prior to the Annual Meeting.

The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 accompanies this Notice of Annual Meeting of Stockholders and Proxy Statement. These documents may also be accessed on the Broadridge Financial hosted site www.proxyvote.com.

Please refer to the Proxy Statement, which forms a part of this Notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the annual meeting.

By Order of the Board of Directors

TODD M. DUCHENE Secretary

Burlington, Massachusetts

December 14, 2012

NUANCE COMMUNICATIONS, INC.

1 Wayside Road

Burlington, MA 01803

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials for

the Meeting of Stockholders to be Held on January 25, 2013

1.	This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

2.	The Company’s proxy statement and Annual Report on Form 10-K for the fiscal year ended September 30, 2012 are available at the Broadridge Financial hosted site www.proxyvote.com. Shareholders will be required to enter their 12-digit control number contained on their Notice or Proxy Card.

3.	If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before January 12, 2013 to facilitate timely delivery. Shareholders may select one of the following methods:

1)  By Internet: www.proxyvote.com

2)  By Telephone: 1-800-579-1639

3)  By E-Mail*: sendmaterials@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the Notice or Proxy Card) in the subject line.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

January 25, 2013

This Proxy Statement is furnished in connection with the solicitation by Nuance Communications, Inc. (the “Company”) on behalf of the Board of Directors (the “Board” or the “Board of Directors”) of proxies for use at the Annual Meeting of Stockholders of the Company to be held on January 25, 2013 at 10:30 a.m., local time, at the Company’s office located at 1198 East Arques Avenue, Sunnyvale, CA 94085 (the “Annual Meeting”). We intend to mail and make available this Proxy Statement and the accompanying form of proxy to stockholders on or about December 14, 2012.

VOTING RIGHTS

Each share of the Company’s common stock (the “Common Stock”) entitles the holder thereof to one vote on matters to be acted upon at the Annual Meeting, including the election of directors. The Company’s Series B Preferred Stock is not entitled to vote on matters to be acted upon at the Annual Meeting. Votes cast in person or by proxy at the Annual Meeting will be tabulated by Broadridge Financial Solutions, Inc., the Inspector of Elections. Any proxy that is returned using the form of proxy enclosed or voted by Internet according to the instructions included on the proxy card will be voted in accordance with the instructions thereon, and if no instructions are given, will be voted (i) FOR the election of the director nominees as provided under Proposal 1 herein, (ii) FOR the Company’s amendment to the Amended and Restated 2000 Stock Plan under Proposal 2 herein, (iii) FOR the nonbinding advisory resolution regarding executive compensation under Proposal 3 herein, (iv) FOR ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm under Proposal 4 herein, and (v) as the proxy holders deem advisable in their sole discretion on any other matters that may properly come before the Annual Meeting. A stockholder may indicate on the enclosed proxy or its substitute that it is abstaining from voting on a particular matter (an “abstention”). A broker may indicate on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (a “broker non-vote”). Abstentions and broker non-votes are each tabulated separately.

The Inspector of Elections will determine whether or not a quorum is present at the Annual Meeting. In general, Delaware law and our bylaws provide that a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, constitutes a quorum. Abstentions and broker non-votes of shares that are entitled to vote are treated as shares that are present in person or represented by proxy for purposes of determining the presence of a quorum.

In determining whether a proposal has been approved, abstentions are treated as present in person or represented by proxy and entitled to vote, but not as voting for such proposal, and hence have the same effect as votes against such proposal, while broker non-votes are not treated as present in person or represented by proxy, and hence have no effect on the vote for such proposal.

RECORD DATE AND SHARE OWNERSHIP

Holders of record of Common Stock as of the close of business on December 4, 2012 have the right to receive notice of and to vote at the Annual Meeting. On December 4, 2012, the Company had issued and outstanding 313,577,132 shares of Common Stock.

PROXIES

Proxies for use at the Annual Meeting are being solicited by the Company on behalf of the Board of Directors from its stockholders. Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise by (i) filing with the Secretary of the Company a signed written statement revoking his or her proxy or (ii) submitting an executed proxy bearing a date later than that of the proxy being revoked. A proxy may also be revoked by attendance at the Annual Meeting and the election to vote in person. Attendance at the Annual Meeting will not by itself constitute the revocation of a proxy.

STOCKHOLDER PROPOSALS

Proposals of stockholders that are intended to be presented at the Company’s 2014 Annual Meeting of Stockholders must comply with the requirements of SEC Rule 14a-8 and must be received by the Company no later than August 16, 2013 in order to be included in the Company’s proxy statement and form of proxy relating to the meeting. A stockholder proposal or a nomination for director for the Company’s 2013 Annual Meeting of Stockholders that is not to be included in the Company’s proxy statement and form of proxy relating to the meeting must be received by the Company no earlier than September 27, 2013 and no later than October 27, 2013. The Company’s bylaws require that certain information and acknowledgements with respect to the proposal or nomination be set forth in the stockholder’s notice. A copy of the relevant bylaw provision is available upon written request to Nuance Communications, Inc., 1 Wayside Road, Burlington, MA 01803, Attention: Investor Relations. Further, our bylaws were filed as an exhibit to our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2007.

PROXY SOLICITATION COSTS

The expense of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, certain officers, directors and Company employees, who will receive no additional compensation for their services, may solicit proxies by telephone, telegraph or in person. The Company is required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing. In addition, we have engaged Alliance Advisors to assist in the solicitation of proxies and provide related advice and informational support for a service fee of $13,500 plus reimbursement of out-of-pocket expenses.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

The Nominating Committee of the Board of Directors recommended, and the Board of Directors approved, Paul A. Ricci, Robert J. Frankenberg, Patrick T. Hackett, William H. Janeway, Mark R. Laret, Katharine A. Martin, Mark B. Myers, Philip J. Quigley and Robert G. Teresi as nominees for election at the Annual Meeting. At the Annual Meeting, nine directors will be elected to the Board. Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for the nominees named below, who are all presently directors of the Company. Messrs. Hackett and Janeway are being nominated for election to our Board by funds affiliated with Warburg Pincus & Co. pursuant to the terms of a Stockholders Agreement. In the event that any nominee becomes unavailable, the proxy holders will vote in their discretion for a substitute nominee. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

Information Regarding the Nominees for Election as Directors

The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of the nominees has been furnished to the Company by such nominees. Except as indicated, the nominees have had the same principal occupation during the last five years.

Paul A. Ricci, 56, has served as our Chairman since March 2, 1999 and our Chief Executive Officer since August 21, 2000. From May 1992 to August 2000, Mr. Ricci held several positions at Xerox including, President, Desktop Systems Division, President, Software Solutions Division, and Vice President, Corporate Business Development. Between June 1997 and March 1999, Mr. Ricci served as Chairman of the Board of Directors of Nuance Communications, Inc. (formerly, ScanSoft Inc.), which was then operating as an indirect wholly-owned subsidiary of Xerox. Mr. Ricci’s leadership position at the Company, his management abilities and experience, and his extensive knowledge of our industry qualify him to serve as a member of our Board of Directors.

Robert J. Frankenberg, 65, has served as a director since March 13, 2000. Mr. Frankenberg is owner of NetVentures, a management consulting firm. From December 1999 to July 2006, Mr. Frankenberg served as Chairman of Kinzan, Inc., an Internet Services software platform provider. From May 1997 to July 2000, Mr. Frankenberg served as Chairman, President and Chief Executive Officer of Encanto Networks, Inc., a developer of hardware and software designed to enable the creation of businesses on the Internet. From April 1994 to August 1996, Mr. Frankenberg was Chairman, President and Chief Executive Officer of Novell, Inc., a producer of network and office software. Mr. Frankenberg is a director of Wave Systems, Inc. Mr. Frankenberg also serves on several boards of privately held companies. Previously, Mr. Frankenberg served as a director of National Semiconductor, Electroglas, Inc., Extended Systems Incorporated and Secure Computing Inc. Mr. Frankenberg serves as Chairman of our Audit and Compensation Committees and also serves on our Governance and Nominating Committees. Mr. Frankenberg’s experience as chairman, president and chief executive officer of numerous technology companies and his significant board experience (both with the Company and elsewhere) provides expertise in technology, business operations, corporate development, strategy, financial reporting, governance and board best practices.

Patrick T. Hackett, 51, has served as a director since January 30, 2009 and was appointed to the Board pursuant to the terms of a Stockholders Agreement between the Company and Warburg Pincus. Mr. Hackett is a Managing Director and co-head of the Technology, Media and Telecommunications group at Warburg Pincus LLC, which he joined in 1990. Mr. Hackett serves as a director of Bridgepoint Education, Inc. and several privately held companies. Mr. Hackett earned a B.A. from the University of Pennsylvania and a B.S. from the Wharton School of Business at the University of Pennsylvania. Mr. Hackett brings leadership expertise to the Board of Directors, with a focus on corporate strategy and corporate governance, which has been gained through his experience as a director and investor in technology companies.

William H. Janeway, 69, has served as a director since April 2004 and was appointed to the Board pursuant to the terms of a Stockholders Agreement between the Company and Warburg Pincus. Mr. Janeway is a Senior Advisor at Warburg Pincus LLC and has been employed by Warburg Pincus LLC since July 1988. Prior to joining Warburg Pincus LLC, Mr. Janeway served as Executive Vice President and a director at Eberstadt Fleming

Inc. from 1979 to July 1988. Mr. Janeway is a director of several privately held companies. Mr. Janeway holds a B.A. from Princeton University and a Ph.D. from Cambridge University, where he studied as a Marshall Scholar. As a private equity investor, Mr. Janeway brings strategic insights and financial experience to the Board. He has evaluated, invested in and served as a board member on numerous companies and is familiar with a full range of corporate and board functions.

Mark R. Laret, 58, has served as a director since June 3, 2010. Since April 2000, Mr. Laret has served as CEO of the University of California San Francisco Medical Center. Mr. Laret serves as a director of Varian Medical Systems, Inc. Mr. Laret earned a B.A. from UCLA and a master’s degree in political science from the University of Southern California. Mr. Laret serves on our Audit Committee. Mr. Laret’s corporate executive experience in the healthcare industry, his significant professional expertise and background in medical and technical issues qualifies him to be a member of our Board of Directors.

Katharine A. Martin, 50, has served as a director since December 17, 1999. Since September 1999, Ms. Martin has served as a Member of Wilson Sonsini Goodrich & Rosati, Professional Corporation. Prior thereto, Ms. Martin was a Partner of Pillsbury Madison & Sutro LLP. Ms. Martin also serves on the board of directors of the Wilson Sonsini Goodrich & Rosati Foundation, a nonprofit organization, The Ronald McDonald House at Stanford, a nonprofit organization and WildAid, a nonprofit organization. Ms. Martin serves as Chairman of our Governance Committee. Ms. Martin has twenty-five years experience practicing corporate and securities law, and has extensive experience representing public companies. Ms. Martin brings to the Board expertise in corporate governance, acquisitions, capital market transactions and securities law.

Mark B. Myers, 74, has served as a director since March 2, 1999. Dr. Myers served as Senior Vice President, Xerox Research and Technology from February 1992 until April 2000. From 2000 to 2005, Dr. Myers was a Senior Fellow, and from 2002 to 2005 was a visiting Executive Professor, at the Wharton School, University of Pennsylvania. Dr. Myers serves as Chairman of our Nominating Committee and also serves on our Audit and Compensation Committees. Mr. Myers brings to the board of directors his extensive experience in the technology industry and his service as a director of the Company since 1999, which affords him unique perspectives on our growth and evolution.

Philip J. Quigley, 70, has served as a director since the consummation of our acquisition of the former Nuance Communications, Inc. in September 2005, and was originally appointed to the Board in accordance with the terms of the Merger Agreement pursuant to which the Company acquired the former Nuance Communications, Inc. Mr. Quigley served as Chairman, President, and Chief Executive Officer of Pacific Telesis Group, a telecommunications holding company in San Francisco, California, from April 1994 until his retirement in December 1997. He also serves as a director of Wells Fargo & Company and as an advisor or director to several private organizations. Mr. Quigley serves on our Audit Committee. Mr. Quigley has extensive leadership and business management experience, which he acquired over a 30-year career in the telecommunications industry, including during that time as chairman, president and CEO of Pacific Telesis Group. Mr. Quigley’s experience at Pacific Telesis included mergers and acquisitions, and also provided him with extensive financial management experience.

Robert G. Teresi, 71, has served as a director since March 13, 2000. Mr. Teresi served as Chairman of the Board, Chief Executive Officer and President of Caere Corporation from May 1985 until March 2000. Mr. Teresi serves on our Governance Committee. Mr. Teresi served as CEO of Caere Corporation for fifteen years and brings significant business insight and experience to the Board.

Required Vote

The nine nominees receiving the highest number of affirmative votes of the shares of the Company’s Common Stock present at the Annual Meeting in person or by proxy and entitled to vote shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” management’s nominees. Abstentions and broker non-votes will not affect the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE FOREGOING NOMINEES TO SERVE AS DIRECTORS UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS.

CORPORATE GOVERNANCE

Board of Director Meetings and Committees

The Board of Directors held a total of ten meetings during the fiscal year ended September 30, 2012. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors on which he or she served.

Board Independence

The Board of Directors has determined that Ms. Martin and each of Messrs. Frankenberg, Hackett, Janeway, Laret, Myers, Quigley and Teresi are independent within the meaning of the listing standards of the NASDAQ Stock Market.

Committees of the Board of Directors

The Board of Directors has Audit, Nominating, Governance and Compensation Committees. Each of these committees has adopted a written charter. All members of the committees are appointed by the Board of Directors, and are non-employee directors. The following describes each committee, its current membership, the number of meetings held during the fiscal year ended September 30, 2012 and its function.

Audit Committee

The Audit Committee consists of Messrs. Frankenberg, Laret, Myers and Quigley, each of whom is independent within the meaning of the listing standards of the NASDAQ Stock Market. The Audit Committee held seven meetings during the fiscal year ended September 30, 2012. Mr. Frankenberg serves as Chairman of the Audit Committee.

The Board of Directors has determined that Mr. Frankenberg is an audit committee financial expert as defined by Item 407(d)(5)(ii) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Frankenberg’s relevant experience includes his service as the Chief Executive Officer of Novell, Inc., where he actively supervised that company’s principal financial officer, and his service as a member of several other audit committees.

The Audit Committee reviews the engagement of the Company’s independent registered public accounting firm, reviews annual financial statements, considers matters relating to accounting policy and internal controls, reviews whether non-audit services provided by the independent registered public accounting firm affect the accountants’ independence and reviews the scope of annual audits in accordance with a written Audit Committee Charter.

The Audit Committee Report is included in this Proxy Statement. In addition, the Board of Directors adopted an Amended and Restated Charter for the Audit Committee in February 2004, a copy of which is available on the Company’s Web site at http://www.nuance.com/company/company-overview/company-policies/corporate-governance/audit-committee/index.htm

Nominating Committee

The Nominating Committee consists of Messrs. Frankenberg and Myers, each of whom is independent within the meaning of the listing standards of the NASDAQ Stock Market. Mr. Myers serves as the Chairman of the Nominating Committee.

The mandate of the Nominating Committee is to ensure that the Board of Directors is properly constituted to meet its fiduciary obligations to stockholders and the Company. The Nominating Committee was formed to consider and periodically report on matters relating to the identification, selection and qualification of the Board of Directors and candidates nominated to the Board of Directors and its committees.

The Nominating Committee acted by written consent during the fiscal year ended September 30, 2012. The Board of Directors adopted a written charter for the Nominating Committee in February 2004, a copy of which is available on the Company’s Web site at http://www.nuance.com/company/company-overview/company-policies/corporate-governance/nominating-committee/index.htm

Governance Committee

The Governance Committee consists of Ms. Martin and Messrs. Frankenberg and Teresi, each of whom is independent within the meaning of the listing standards of the NASDAQ Stock Market. Ms. Martin serves as the Chairman of the Governance Committee.

The mandate of the Governance Committee is to ensure that the Board of Directors and the Company have and follow appropriate governance standards. To carry out this purpose, the Governance Committee develops and recommends to the Board the governance principles applicable to the Company and oversees the evaluation of the Board.

The Governance Committee held one meeting during the fiscal year ended September 30, 2012. The Board of Directors adopted a written charter for the Governance Committee in February 2004, a copy of which is available on the Company’s Web site at http://www.nuance.com/company/company-overview/company-policies/corporate-governance/governance-committee/index.htm

Compensation Committee

The Compensation Committee consists of Messrs. Frankenberg and Myers, each of whom is independent within the meaning of the listing standards of the NASDAQ Stock Market, is a non-employee director within the meaning of Section 16 of the Exchange Act and is also an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Mr. Frankenberg serves as the Chairman of the Compensation Committee. The mandate of the Compensation Committee is to review and recommend to the Board of Directors the Company’s compensation and benefit policies, and oversee, evaluate and approve compensation plans, policies and programs for the Company’s executive officers.

The Compensation Committee held seven meetings during the fiscal year ended September 30, 2012. The Board of Directors adopted a written charter for the Compensation Committee in February 2004, a copy of which is available on the Company’s Web site at http://www.nuance.com/company/company-overview/company-policies/corporate-governance/compensation-committee/index.htm

The Compensation Committee Report and the Compensation Discussion and Analysis are included elsewhere in this Proxy Statement.

Consideration of Director Nominees

Stockholder Nominees

The Nominating Committee will consider properly submitted stockholder nominations for candidates for membership on the Board of Directors as well as candidates recommended for consideration by the Nominating Committee as described below under “Identifying and Evaluating Nominees for Directors.” Any stockholder nominations must comply with the requirements of the Company’s amended and restated bylaws and should include all information relating to such nominee as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act, such nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected, as well as a written statement executed by such nominee acknowledging that as a director of the Company, such nominee will owe a fiduciary duty under the General Corporation Law of the State of Delaware exclusively to the Company and its stockholders. In addition, stockholder nominations should be submitted within the time frame as specified under “Stockholder Proposals” above and addressed to: Nuance Communications, Inc., Attention: General Counsel, 1 Wayside Road, Burlington, MA 01803.

A stockholder that instead desires to merely recommend a candidate for consideration by the Nominating Committee shall direct the recommendation in writing to Nuance Communications, Inc., Attention: General Counsel, 1 Wayside Road, Burlington, MA 01803, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock.

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the Board of Directors, the Nominating Committee has not specified any minimum qualifications for serving on the Board of Directors. However, the Nominating Committee endeavors to evaluate, propose and approve candidates with business experience and personal skills in technology, finance, marketing, financial reporting and other areas that may be expected to contribute to an effective Board of Directors. The Nominating Committee seeks to ensure that the Board of Directors is composed of individuals who have experience relevant to the needs of the Company and who have the highest professional and personal ethics, consistent with the Company’s values and standards. Candidates should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.

Identifying and Evaluating Nominees for Directors

The Nominating Committee utilizes a variety of methods for identifying and evaluating director nominees. Candidates may come to the attention of the Nominating Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating Committee and may be considered at any point during the year. As described above, the Nominating Committee considers properly submitted stockholder nominations and recommendations for candidates for the Board of Directors. Following verification of the stockholder status of persons proposing candidates, nominations and recommendations are aggregated and considered by the Nominating Committee. If any materials are provided by a stockholder in connection with the nomination or recommendation of a director candidate, such materials are forwarded to the Nominating Committee. The Nominating Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. Historically, some of our directors have served on the boards of directors of companies we have acquired.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Frankenberg and Myers. Neither of the members of the Compensation Committee has been or is an officer or employee of the Company. None of the Company’s executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s Board or Compensation Committee.

Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders, directors are encouraged to attend annual meetings of the Company. Six directors attended the 2012 annual meeting of stockholders.

Communication with the Board of Directors

Although we do not have a formal policy regarding communications with the Board of Directors, stockholders who are interested in communicating with the Board of Directors are encouraged to do so by submitting an email to generalcounsel@nuance.com or by writing to us at Nuance Communications, Inc., Attention: General Counsel, 1 Wayside Road, Burlington, MA 01803. Stockholders who would like their submission directed to a member of the Board of Directors may so specify. Communications will be reviewed by the General Counsel and forwarded to the Board, or the individual, if so specified, as appropriate.

Code of Ethics

Our Board of Directors adopted a Code of Business Conduct and Ethics for all of our directors, officers and employees on February 24, 2004. Our Code of Business Conduct and Ethics can be found on our website: http://www.nuance.com/company/company-overview/company-policies/corporate-governance/code-of-ethics/index.htm. We will provide to any person without charge, upon request, a copy of our Code of Business Conduct and Ethics. Such a request should be made in writing and addressed to Nuance Communications, Inc., Attention: Investor Relations, 1 Wayside Road, Burlington, MA 01803. Further, our Code of Business Conduct and Ethics was filed as an exhibit to our Annual Report on Form 10-K, filed with the SEC on March 15, 2004.

Stock Ownership Guidelines

On August 11, 2006, the Board of Directors adopted stock ownership guidelines for our executive officers and non-employee directors. These guidelines were adopted to further align the interests of our executive officers and non-employee directors with the interests of our stockholders. Under these guidelines, the target share ownership levels are five times base salary for our chief executive officer, three times base salary for our other executive officers, and three times the annual cash retainer for our non-employee directors. Shares of the Company’s common stock subject to outstanding and unexercised options, whether or not vested, as well as shares of the Company’s common stock subject to outstanding and unvested restricted stock awards are not counted for purposes of satisfying these guidelines. We have not specified a time period during which individuals must be in compliance with the guidelines, however, until an individual has reached the appropriate target level, he or she will be required to retain 25% of the net shares received as a result of the exercise of stock options or vesting of restricted stock or restricted stock unit awards. The stock ownership guidelines are calculated based on the closing market price of the Company’s common stock on a quarterly basis.

Corporate Governance Guidelines

Our corporate governance principles are set forth in our “Corporate Governance Guidelines.” These guidelines cover the following significant topics:

Board Selection Process.    It is expected that all directors will be alert to potential Board candidates with appropriate skills and characteristics and communicate information regarding Board selection matters to the Nominating Committee. The Nominating Committee is expected to exercise initiative in recommending to the Board candidates for directorships and Board committee assignments. The Company does not have a formal policy with regard to the consideration of diversity in identifying Director nominees; however, the Board endorses the value of seeking qualified directors from backgrounds otherwise relevant to the Company’s mission, strategy and business operations and perceived needs of the Board at a given time.

Director’s Eligibility, Education, and Term of Office.    Directors may not serve on the board of directors of more than five other public companies. Directors are reimbursed for costs incurred in connection with participating in director education programs. Each director is required to notify the Chairman upon a job change. The Governance Committee may consider such change of status in recommending to the Board whether the director should continue serving as a member of the Board. Directors must retire from the Board at the conclusion of any term during which the director reaches the age of seventy-five years, unless waived by the Board.

Committees.    The current committee structure of the Board includes the following committees: Audit, Compensation, Nominating and Governance. The charters of each standing committee are reviewed periodically with a view to delegating committees with the authority of the Board concerning specified matters appropriate to such committee.

Board’s Role in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of Company risk. This role is one of informed oversight rather than direct management of risk. The Board regularly reviews and consults with management on strategic direction, challenges and risks faced by the Company.

The Board also reviews and discusses with management quarterly financial results and forecasts. The Audit Committee of the Board oversees management of financial risks, including its investment policies. The Compensation Committee of the Board is responsible for overseeing the management of risks relating to and arising from the Company’s compensation plans and arrangements. These committees provide regular reports, generally on a quarterly basis, to the full Board.

Management is tasked with the direct management and oversight of legal, financial, and commercial compliance matters, which includes identification and mitigation of associated areas of risk. The Chief Financial Officer, the Chief Accounting Officer and Director of Compliance provide regular reports to the Audit Committee concerning financial, tax and compliance related risks. In addition, the Audit Committee receives periodic reports from management on the Company’s compliance programs and efforts, investment policy and practices, and compliance with debt covenants. Management and the Company’s compensation consultant provide analysis of risks related to the Company’s compensation programs and practices to the Compensation Committee.

The Board’s Leadership Structure

The Board currently combines the role of Chairman and Chief Executive. The Board believes that the Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry and is therefore best able to identify the strategic priorities to be discussed by the Board. The Board believes that combining the role of Chairman and Chief Executive Officer facilitates information flow between management and the Board and fosters strategic development and execution. The Board has appointed Robert Frankenberg as the lead independent director. The lead independent director serves as the focal point for independent directors, coordinating feedback to the CEO on behalf of the independent directors regarding business issues and board management. The lead independent director and the other independent directors meet regularly without the CEO present.

Compensation Risk Assessment

In November 2012, the Compensation Committee and management considered whether the Company’s compensation programs for employees create incentives for employees to take excessive or unreasonable risks that could materially harm the Company. The Compensation Committee believes that our compensation plans are typical for our industry and that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Compensation of Non-Employee Directors

In November 2011, the Board of Directors approved a change in cash compensation for our non-employee directors. During the first quarter of fiscal 2012, each non-employee director received $2,000 for each Board meeting attended in person, $1,500 for each Committee meeting attended in person and $750 for each Board or Committee meeting attended telephonically. Effective January 1, 2012, our non-employee directors no longer received fees for each Board and Committee meetings attended. Instead, they were provided with a cash retainer for Board and Committee service, 25% of which is payable on a quarterly basis following the quarter of service, as follows:

Board/Committee	Applicable Retainer
Board	$50,000
Audit Committee Chair	$30,000
Audit Committee Member	$15,000
Compensation Committee Chair	$25,000
Compensation Committee Member	$15,000
Nominating Committee Chair	$10,000
Nominating Committee Member	$5,000
Governance Committee Chair	$10,000
Governance Committee Member	$5,000
Lead Director	$20,000

The Company also reimburses directors for expenses in connection with their attendance at meetings.

Non-employee directors are also eligible to participate in the 1995 Directors’ Stock Option Plan, as amended (the “Directors’ Plan”). The Directors’ Plan provides that an initial restricted stock unit award for 30,000 shares of the Company’s common stock will be granted to individuals upon first joining the Board of Directors as a non-employee director, with a purchase price equal to $0.001 per share. In addition, non-employee directors are eligible to automatically receive annual restricted stock unit awards for 15,000 shares of the Company’s common stock on January 1 of each year, provided that, on such date, he or she has served on the Board of Directors for at least six months, with a purchase price equal to $0.001 per share. All restricted stock unit awards granted to our non-employee directors vest in equal annual increments over a three-year period, subject to his or her continuous service to the Company through each such vesting date.

The following table provides information regarding the actual cash and equity compensation earned, paid to and received by our non-employee directors during fiscal 2012:

FISCAL 2012 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1) (2)	Total ($)
Robert J. Frankenberg	110,750	378,716	489,466
Patrick T. Hackett	40,500	378,716	419,216
William H. Janeway	41,750	378,716	420,466
Mark R. Laret	56,000	378,716	434,716
Katharine A. Martin	49,250	378,716	427,966
Mark B. Myers	77,750	378,716	456,466
Philip J. Quigley	56,000	378,716	434,716
Robert G. Teresi	45,500	378,716	424,216

(1)	Amounts reported in the Stock Awards column represent the grant date fair value with respect to the restricted stock unit awards granted to our non-employee directors during fiscal 2012, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). During fiscal 2012, there were no forfeitures of stock awards by any of our non-employee directors. The grant date fair value of each restricted stock unit award granted during fiscal 2012 is set forth in the following table, computed in accordance with FASB ASC Topic 718 based on the closing market price of the Company’s common stock on the grant date (which was $25.25 per share):

Name	Grant Date	Shares	Value
Mr. Frankenberg	January 1, 2012	15,000	$378,716
Mr. Hackett	January 1, 2012	15,000	$378,716
Mr. Janeway	January 1, 2012	15,000	$378,716
Mr. Laret	January 1, 2012	15,000	$378,716
Ms. Martin	January 1, 2012	15,000	$378,716
Mr. Myers	January 1, 2012	15,000	$378,716
Mr. Quigley	January 1, 2012	15,000	$378,716
Mr. Teresi	January 1, 2012	15,000	$378,716

(2)	The aggregate number of shares of the Company’s common stock subject to outstanding stock awards held by each non-employee director as of September 30, 2012 is set forth in the following table:

Name	Shares Subject to Outstanding Stock Awards
Mr. Frankenberg	30,000
Mr. Hackett	30,000
Mr. Janeway	30,000
Mr. Laret	35,000
Ms. Martin	30,000
Mr. Myers	30,000
Mr. Quigley	30,000
Mr. Teresi	30,000

The aggregate number of shares of the Company’s common stock subject to outstanding stock options held by each non-employee director as of September 30, 2012 is set forth in the following table. There were no stock options granted to our non-employee directors during fiscal 2012.

Name	Shares Subject to Outstanding Stock Options
Mr. Frankenberg	60,000
Mr. Hackett	—
Mr. Janeway	80,000
Mr. Laret	—
Ms. Martin	45,000
Mr. Myers	—
Mr. Quigley	—
Mr. Teresi	—

EXECUTIVE COMPENSATION, MANAGEMENT AND OTHER INFORMATION

Information Concerning Current Executive Officers Who Are Not Directors

Thomas L. Beaudoin, 59, joined the Company in July 2008 as our Executive Vice President of Finance and has served as our Executive Vice President and Chief Financial Officer since August 2008. Mr. Beaudoin was employed by Polaroid Corporation from February 2004 to June 2008, during which time he served as President, Chief Financial Officer and Chief Operating Officer from July 2005 to June 2008 and Vice President and Controller from February 2004 to June 2005. Prior to joining Polaroid, Mr. Beaudoin served as a financial consultant to Sycamore Networks, Inc. from October 2003 to February 2004. From November 2002 to May 2003, Mr. Beaudoin served as acting Chief Financial Officer and from October 2000 to October 2002 was Senior Vice President of Finance for Parametric Technology Corporation.

A. Bruce Bowden, 43, joined the Company in October 2010 as our Executive Vice President of Corporate Strategy and Development and was elected as an Executive Officer on November 15, 2010. Mr. Bowden was employed by Nokia from June 2006 through April 2010 in a number of different positions, most notably as Vice President and Global Head of Mergers and Acquisitions. Prior to joining Nokia, Mr. Bowden served as Director, Corporate Strategy & Development (head of North American M&A) for PepsiCo from November 2004 through June 2006.

Steven G. Chambers, 50, currently serves as President, Worldwide Sales and Marketing. Mr. Chambers served as President of our Mobility and Consumer Services Division from October 2007 to November 2008 and President of our Enterprises Division from November 2008 to November 2009. Mr. Chambers served as President of our SpeechWorks Solutions Business Unit from March 2004 to October 2007. Mr. Chambers joined Nuance in August 2003 as General Manager of our Networks Business Unit in connection with our acquisition of SpeechWorks International, Inc. From September 1999 to August 2003, Mr. Chambers served as the Chief Marketing Officer of SpeechWorks International, Inc.

Janet M. Dillione, 53, joined the Company in April 2010 and currently serves as our Executive Vice President & General Manager of our Healthcare Division and was elected as an executive officer in May 2010. Prior to joining the Company, Ms. Dillione held several senior level management positions at Siemens Medical Solutions with the most recent position being President and CEO of their global healthcare IT division. She was employed by Siemens from June 2000 to April 2010.

William Nelson, 57, joined the Company in April 2011 and currently serves as our Executive Vice President of Worldwide Sales and was elected as an executive officer in May 2011. Prior to joining the Company, Mr. Nelson was employed by SunGuard Availability Services as Executive Vice President of North American Sales. Prior to joining SunGuard, Mr. Nelson served as Executive Vice President of Global Sales at Nortel Networks from 2008 — 2009. Prior to joining Nortel Networks, Mr. Nelson served as Senior Vice President, Resource Management Software and Telecommunications/Media & Entertainment Business Units for EMC Corporation from 2001-2008.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis included in this proxy statement. Based on its review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and, by reference, in the Company’s Annual Report on Form 10-K for the fiscal year ending September 30, 2012.

The Compensation Committee:

Mr. Frankenberg, Chairman Mr. Myers

COMPENSATION DISCUSSION & ANALYSIS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information regarding the fiscal 2012 compensation program for our principal executive officer, our principal financial officer, and the three executive officers (other than our principal executive officer and principal financial officer) who were our most highly-compensated executive officers as of the end of fiscal 2012. These individuals were:

•	Paul A. Ricci, our Chairman of the Board of Directors and Chief Executive Officer;

•	Thomas L. Beaudoin, our Executive Vice President and Chief Financial Officer;

•	Steven G. Chambers, our President World Wide Sales and Marketing;

•	Janet M. Dillione, our Executive Vice President and GM Healthcare; and

•	A. Bruce Bowden, our Executive Vice President Corporate Strategy and Development.

These executive officers were our named executive officers (the “Named Executive Officers”) for fiscal 2012. In this Compensation Discussion and Analysis, Nuance Communications, Inc. is referred to as “our,” “us,” “we,” or “the Company.”

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal 2012. It also provides an overview of our executive compensation philosophy, as well as our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee of the Board of Directors (the “Compensation Committee”) arrived at the specific compensation decisions for our executive officers, including the Named Executive Officers, in fiscal 2012, and discusses the key factors that the Compensation Committee considered in determining their compensation.

Executive Summary

We are a leading global provider of voice and language solutions for businesses and consumers. Organized in four distinct business segments; Healthcare, Mobile and Consumer, Enterprise, and Imaging, our technologies, applications, and services make the user experience more compelling by transforming the way people interact with devices and systems. Our solutions, which are used daily by individuals and businesses for tasks and services such as requesting information from a phone-based self-service solution, dictating medical records, searching the mobile Web by voice, entering a destination into a navigation system, or working with PDF documents, help make these interactions, tasks, and experiences more productive, compelling, and efficient.

Fiscal 2012 Financial Highlights

Fiscal 2012 was a year in which we achieved strong financial results:

•	We reported total segment revenues of $1,738.1 million, a 24.7% increase over the total segment revenues of $1,393.9 million in fiscal 2011;

•	We reported total segment profit of $724.9 million, a 26.6% increase over the total segment profit of $527.7 million in fiscal 2011; and

•	We reported cash flow from operations of $473.0 million, a 32.3% increase over $357.4 million in fiscal 2011.

Further, we ended fiscal 2012 with a balance of cash and cash equivalents of $1,129.8 million.

These accomplishments were driven largely by strength in the Healthcare, Mobile and Consumer, and Imaging segments.

•

In the Healthcare segment, revenue grew from $526.8 million in fiscal 2011 to $669.4 million in fiscal 2012 primarily attributable to revenue growth in on-demand solutions. Professional services and hosting revenue increased $119.7 million due to growth in on-demand transactional volume, of which $77.4 million of the increase was due to additional volume resulting from our acquisitions during fiscal 2011 and 2012.

•

In the Mobile and Consumer segment, revenue increased $115.0 million, from $393.3 million in fiscal 2011 to $508.3 million in fiscal 2012. Product and licensing revenue grew $83.3 million, mainly driven by growth in our embedded handset, automotive and other consumer electronics. Our professional services and hosting revenue grew $32.8 million primarily driven by a $17.7 million increase in professional services to support the implementations of our embedded handset and automotive solutions as well as a $15.0 million increase driven by transactional volume growth in our connected mobile services.

•

In the Enterprise segment, revenue grew from $296.4 million in fiscal 2011 to $315.0 million. Our product and licensing revenue grew $25.0 million, driven primarily by contributions from our acquisition of Loquendo. Our maintenance and support revenue grew $8.2 million from the continued strength in renewals.

•

In the Imaging segment, revenue grew from $177.4 million to $228.4 million. Our product and licensing revenue grew $32.5 million and our maintenance and support grew $18.2 million, primarily due to growth in sales from our multi-function peripheral products driven by our acquisition of Equitrac.

Further, as of fiscal year end, our three-year and five-year total shareholder return (calculated on a compound annual growth basis) has been positive at 22.4% and 18.5%, respectively. These results outperformed both the Nasdaq Composite Index (IXIC) at 13.7% and 4.9%, respectively, and the Russell 1000 index (RUI) at 11.0% and -1.5%, respectively.

Fiscal 2012 Executive Compensation Highlights

Consistent with our compensation philosophy, we set the total direct compensation opportunities of our executive officers, including the Named Executive Officers, to reward them only to the extent that they are able to successfully execute our annual operating plan and to create sustainable long-term value in a cost-effective manner for our stockholders. Accordingly, the Compensation Committee’s actions and decisions for fiscal 2012 were based on their evaluation of our executive officers’ accomplishments in these dual areas and their contributions to the Company’s financial and operational performance.

For fiscal 2012, the Compensation Committee took the following actions with respect to the compensation of the Named Executive Officers:

•

Increased their base salaries, on average, by 9.1% from their fiscal 2011 levels, including an increase of 6.6% for our chief executive officer. Two of the Named Executive Officers received no adjustment to their base salary in fiscal 2012.

•

Awarded annual bonus payments ranging from 100% to 150% of each Named Executive Officer’s target annual bonus opportunity based on the achievement of the applicable performance goals. Except in the case of our chief executive officer (whose annual cash bonus was paid entirely in cash), these bonus payments were made entirely in shares of our common stock.

•

Approved equity awards for the Named Executive Officers at levels that the Compensation Committee believed responded to developments in the competitive market, achieved our retention objectives, and rewarded them for their individual performance, past contributions of the Company’s overall financial performance, and expected future contributions. Half of these awards are entirely performance-based, the value of which will only be earned by the Named Executive Officers only if that they achieve the performance goals established annually for such awards.

As a result of these actions, on average 44% of the fiscal 2012 total direct compensation opportunities of the Named Executive Officers were performance-based, including 45% of the fiscal 2012 total direct compensation opportunity of our chief executive officer, and, on average, 88% of their actual fiscal 2012 total direct compensation was delivered in shares of our common stock and, therefore, subject to future fluctuations in the value of the common stock. The annual bonus payment of our chief executive officer was paid entirely in cash to comply with restrictions imposed under our Amended and Restated 2000 Stock Plan.

In addition, during fiscal 2012 we entered into an amended and restated employment agreement with our chief executive officer to secure his ongoing efforts for the next three years, provide him with reasonable and appropriate annual and long-term incentive compensation opportunities during his tenure, and achieve our retention objectives.

To increase the number of in-person meetings with our customers, and to reduce the physical strain of heavy travel schedules, we own a corporate aircraft and also lease charter aircraft from time to time for business-related travel. In fiscal 2012, the Compensation Committee adopted a policy to permit corporate-owned or leased aircraft to be available for personal use by our chief executive officer for his protection and the protection of company assets, and to reduce his travel time and allow him to devote more time to his work duties. The Compensation Committee approved our chief executive officer’s personal use of the corporate-owned or leased aircraft in fiscal year 2012 up to a value of $150,000. We determine the value of personal use of corporate-owned or leased aircraft based on the aggregate incremental cost to the Company for such use.

Fiscal 2012 Corporate Governance Highlights

We endeavor to maintain sound corporate governance standards consistent with our executive compensation policies and practices. During fiscal 2012, the following policies and practices were in effect:

•

The Compensation Committee was comprised solely of independent directors who have established effective means for communicating with stockholders regarding their executive compensation ideas and concerns

•

The Compensation Committee engaged its own compensation consultant, Compensia, Inc., to assist with its fiscal 2012 compensation review. Compensia performed no consulting or other services for the Company

•

The Compensation Committee conducted its annual review and approval of our compensation strategy, including a review of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile help avoid creating any such risks that would be reasonably likely to have a material adverse effect on the Company

•

The equity awards granted to the Named Executive Officers are scheduled to vest or be earned over two to three years, which is longer than our past practice, consistent with current market practice, and better serves our retention objectives

•

Our executive compensation program uses performance-based short-term and long-term incentive compensation awards to enhance the alignment of the interests of our executive officers with the long-term interests of our stockholders

•	We observe the following “best practices” in our executive compensation program:

—

We do not currently offer, nor do we have plans to provide, pension arrangements, defined benefit retirement plans, or nonqualified deferred compensation plans or arrangements to our executive officers;

—	We provide limited perquisites to our executive officers;

—	Our executive officers participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees;

—	Executive officers are not eligible to receive any tax reimbursement payments or “gross-ups” in connection with any severance or change-in-control payments or benefits;

—

All change-in-control payments and benefits are based on a “double-trigger” arrangement (that is, they first require both a change-in-control of the Company and a qualifying termination of employment before an executive officer is eligible to receive any such payments and benefits);

—	We maintain rigorous stock ownership guidelines for our executive officers and non-employee directors; and

—

The Board of Directors reviews the risks associated with our key executive positions on a periodic basis so that we have an adequate succession strategy and plans are in place for our most critical positions.

Compensation Recovery Policy

In addition, in December 2012, we implemented a compensation recovery policy applicable to our executive officers that, in the event we are required to prepare an accounting restatement, gives us the right to recover any incentive compensation erroneously paid or awarded in excess of what would have been paid under the accounting restatement. This policy applies prospectively to incentive compensation paid or awarded after its implementation date and covers the three-year period preceding the date on which we are required to prepare an accounting restatement.

Stockholder Advisory Vote on Executive Compensation

At our fiscal 2012 Annual Meeting of Stockholders, we conducted our first stockholder advisory vote on the compensation of the named executive officers (as identified in the definitive proxy materials for such annual meeting). At that meeting, 76.8% of the votes cast on this proposal were voted in favor of the compensation of the named executive officers. As this vote was conducted after the Compensation Committee had taken action with respect to the compensation of the Named Executive Officers for fiscal 2012, it did not take such results into account in determining the amounts of the direct compensation components for the Named Executive Officers for fiscal 2012. In determining the compensation of our executive officers for fiscal 2013, however, the Compensation Committee took into account the results of the fiscal 2012 stockholder advisory vote as one of factors considered in determining that the Company's compensation policies and procedures for fiscal 2013 should largely remain consistent with our executive compensation philosophy in prior fiscal years.

The Compensation Committee intends to continue to consider stockholder feedback, including the results of future stockholder advisory votes, when making compensation determinations for fiscal years which occur after the receipt of such feedback.

Compensation Objectives and Challenges

Our overall compensation objective is to compensate our executive officers and other employees in a manner that attracts and retains the caliber of individuals needed to manage and staff a high-growth, highly-acquisitive business in an innovative industry. For our executive officers, including the Named Executive Officers, we seek to align our executive compensation program with the interests of our stockholders by tying a significant portion of their total compensation to the performance of our common stock.

Currently, we face challenges in hiring and retaining executive officers due to a number of factors that contribute to a relatively small pool of available executive talent. We believe that this makes recruiting and retaining key executive officers difficult, and our executive compensation program takes into account and seeks to address these challenges, including the following:

•

High Growth/Acquisitive — We are a high-growth company with rapid changes to our technology, personnel and corporate strategy related in part to our significant ongoing acquisition activity. Our revenues have also grown rapidly, as has the geographic and technical scope of our operations. Not all executives desire or are suited to manage in a high-growth environment, making the services of our current executive officers more valuable and recruiting new executives more difficult.

•

Highly Competitive Voice and Languages Industry — The market for “voice and language” applications and services is highly competitive, rapidly evolving, and fragmented, and is subject to changing technology, shifting customer needs and the frequent introduction of new products and services. Our position as a pioneer in this innovative and highly-competitive industry makes us a more attractive employer to some executives but a less attractive employer to others. In addition, our success has made our executive officers more attractive as candidates for employment with other companies, creating additional challenges for us to retain them.

•

Executive Background — Typically, we hire deeply-experienced managers with specific experience in key functional areas who have operated in a high-growth, highly-acquisitive environment similar to the one in which we operate. Given our rapid growth rate, the number of executives with the most desirable experience is relatively low and these executives are more difficult to find. We have expanded our recruiting efforts both geographically and into other industries and sectors, which leads to increased complexity in recruiting efforts and has required us to be more aggressive with our executive compensation packages.

•

Corporate Environment — We are a demanding employer and our fast-moving, challenging culture is not always suited to the executives who comprise the talent pool from which we recruit. Like many high-growth acquisitive companies in very dynamic markets, we place extraordinary demands on executive time and attention. This perception means that often prospective executives are more focused on equity compensation, and the Compensation Committee has adjusted our compensation practices accordingly. The Compensation Committee believes that offering market-based long-term incentive compensation awards with aggressive upside opportunities in our compensation packages, better aligns our executive officers’ interests with our stockholders’ interests.

•

Replacement Cost — When determining the compensation for a current executive officer who has been with us for a substantial period of time, the Compensation Committee takes into consideration what it may cost to hire that executive officer’s replacement. The Compensation Committee believes that replacement cost is highly relevant to an executive officer’s compensation because it is what we would have to pay if the executive officer left the Company given the factors described above and it likely approximates the executive officer’s own perceived value in the competitive environment for executive talent.

Our objective is to implement strategies for delivering compensation that are competitive with the overall software industry, provide sufficient emphasis on “pay-for-performance” and are appropriately aligned with the Company’s financial goals and long-term stockholder returns.

Role and Authority of Our Compensation Committee

The members of the Compensation Committee are Messrs. Frankenberg (Chair) and Myers. The Board of Directors created the Compensation Committee to discharge its responsibilities relating to the compensation of our executive officers. The Compensation Committee has overall responsibility for approving and evaluating our executive compensation program and related policies and practices. The mandate of the Compensation Committee is to review and recommend to the Board of Directors the Company’s compensation and benefit policies, and oversee, evaluate and approve compensation plans, policies and programs for our executive officers.

The Compensation Committee has adopted a written charter approved by the Board of Directors, which discusses in detail the Committee’s responsibilities, and which is available on the Company’s website at http://www.nuance.com/company/company-overview/company-policies/corporate-governance/compensation-committee/index.htm.

The Compensation Committee establishes all elements of compensation paid to our chief executive officer and reviews management’s recommendations for and approves all elements of compensation paid to our other executive officers, including the other Named Executive Officers. Our chief executive officer, in consultation with the senior vice president of human resources and other members of our senior management, submits all recommendations regarding the compensation of our other executive officers to the Compensation Committee for its review and approval. The Compensation Committee also reviews the compensation of all non-employee directors and recommends changes, when appropriate, to the Board of Directors.

In carrying out its responsibilities, the Compensation Committee may engage outside consultants and/or consult with our Human Resources department from time to time. The Compensation Committee also may obtain advice and assistance from internal or external legal, accounting or other advisers that it selects. The Compensation Committee may delegate any of its responsibilities to one or more subcommittees, to the extent permitted by applicable law. The Compensation Committee did not delegate any responsibilities to a subcommittee during fiscal 2012.

Role of Committee Advisors

The Compensation Committee retained Compensia, Inc. to serve as its independent advisor for fiscal 2012. Compensia advises the Compensation Committee with respect to trends in executive compensation, peer group selection, the determination of pay programs, the assessment of competitive pay levels and mix (for example, the proportion of fixed pay to incentive/variable pay, and the proportion of annual cash pay to long-term incentive pay), and setting compensation levels. As part of its engagement, Compensia conducted executive and non-employee director compensation assessments to be used in connection with fiscal 2012 compensation actions.

The Compensation Committee may replace an advisor or hire additional advisors at any time. Compensia did not provide any other services to us and received no compensation other than with respect to the services described above.

Based on the consideration of the various factors as set forth in the rules of the SEC, the Compensation Committee has determined that its relationship with Compensia and the work of Compensia on behalf of the Committee has not raised any conflict of interest.

Compensation Philosophy

Our compensation philosophy is designed to promote the Company’s business objectives on the principle that the Company’s strategic and operational achievements result from the coordinated efforts of all employees working toward common strategic goals. Our guiding compensation principles focus on:

•

aligning the interests of our executive officers with those of our stockholders and customers by offering significant levels of at-risk compensation in the form of stock options and time-based and performance-based restricted stock unit awards so that the long-term incentives available to our executive officers will have a direct correlation to our financial performance;

•	paying our executive officers on the basis of their value to the organization, within the context of the applicable geographic or international locale;

•	maintaining a compensation program that ensures pay rates that are competitive with those of other organizations in our labor markets, based on our current financial condition; and

•	attracting, retaining and motivating the best employees.

Competitive Positioning

To determine the competitiveness of our overall executive compensation program, each year we review the compensation for comparable positions within our industry, the historical compensation levels of our executive officers and the individual performance of executive officers evaluated against their individual objectives established for the preceding fiscal year. The Compensation Committee believes the group of software companies that it uses for these purposes provides an appropriate peer group because the Company competes for the same employee pool at the executive level, is in the same or similar industry and is of generally similar size as measured by revenue and market capitalization. The Compensation Committee obtains compensation data about these companies from compensation surveys, proxy statements and other public filings. In addition, this data is supplemented by Radford executive compensation survey data representing a broader group of technology companies that are of similar size with revenues between $1 billion to $3 billion.

For fiscal 2012 (including for the assessment of the compensation of the non-employee directors and changes to the program referenced herein), the Compensation Committee, with the assistance of Compensia, updated the compensation peer group to account for the Company’s change in total revenue and revenue growth, market capitalization and business/industry focus. In July 2011, the Compensation Committee removed Lawson Software, Inc. and Quest Software from the group due to differences in revenue and market capitalization and McAfee, Inc. from the group due to its acquisition. The Compensation Committee noted that the Company was at the market 55th percentile in terms of both revenue and market capitalization relative to the peer group companies at the time the peer group was finalized for fiscal 2012. The updated peer group for fiscal 2012 was as follows:

• Akamai Technologies, Inc.	• Autodesk, Inc.	• BMC Software, Inc.
• Cadence Design Systems, Inc.	• Citrix Systems, Inc.	• Compuware Corp
• Cerner Corporation	• Informatica Corporation	• MICROS Systems, Inc.
• Parametric Technology Corporation	• Red Hat, Inc.	• Salesforce.com, Inc.
• Synopsys, Inc.	• Verifone Systems, Inc.	• VeriSign, Inc.
• VMWare, Inc.

Executive Officer Compensation-Setting Process

The Compensation Committee reviews the compensation of our executive officers annually to ensure that it is consistent with our compensation philosophy, Company and individual performance, changes in the market and executive officers’ individual responsibilities. During the first quarter of our fiscal year, or in conjunction with the Company-wide performance process, the Compensation Committee conducts a review of the performance of each executive officer, including our chief executive officer.

Our chief executive officer presents to the Compensation Committee his evaluation of each executive officer, which includes a review of his or her contribution and performance during the past fiscal year (as compared to the performance objectives chief executive officer and Compensation Committee established at the beginning of the fiscal year for the executive officer), strengths, weaknesses, development plans and succession potential. Our Human Resources department also assists in the performance reviews of the executive officers, all of whom report directly to our chief executive officer.

The Compensation Committee then makes its own assessments based on our chief executive officer’s presentation and, based on its assessments of the strengths and weaknesses and achievement against goals, approves each executive officer’s annual bonus payment, if any, for the last completed fiscal year, including any discretionary adjustments to such awards, and the elements of each executive officer’s total compensation, including performance-based compensation, for the current fiscal year, taking into account, in each case, our chief executive officer’s evaluation, the scope of the executive officer’s responsibilities and experience and its own evaluation of the competitive market.

The Compensation Committee works with our chief executive officer to define and establish his annual performance objectives. In fiscal 2012, our chief executive officer’s objectives were based on achievement of the non-GAAP corporate revenue and earnings per share targets established by the Board of Directors as part of the Company’s fiscal 2012 operating plan. Our chief executive officer works with the other Named Executive Officers to develop their annual performance objectives, which are then approved by the Compensation Committee. The fiscal 2012 annual performance objectives for the Named Executive Officers were based on the financial objectives established for their respective business functions and responsibilities. The corporate and individual performance objectives for our executive officers are established in a manner such that target attainment is not assured; meaning the executive officers’ receipt of compensation for performance at or above target will require significant effort on their part.

In fiscal 2012, the compensation for the Named Executive Officers comprised the following elements:

•	base salary;

•	performance-based incentive compensation (in the form of annual bonuses);

•	long-term incentive compensation (in the form of equity awards);

•	401(k) and other benefits;

•	perquisites; and

•	severance benefits.

Elements of Executive Compensation

We have a performance-focused compensation philosophy that places emphasis on at-risk pay with a balanced focus between short-term and long-term strategic objectives. Consistent with this philosophy, the majority of the target total direct compensation opportunity of the Named Executive Officers is variable in nature, the payment and value of which depends on the Company’s financial results. To achieve this, we use a performance-based annual bonus plan that may be paid out in cash or shares of our common stock (with or without additional vesting provisions) or a combination of both and equity-based compensation in the form of stock options, time-based restricted stock unit awards (“TBRSUs”), performance-based restricted stock unit awards (“PBRSUs”). The performance measures we establish for the annual bonus plan and the PBRSU awards are designed to promote stockholder return, market share increase, and revenue and earnings growth.

For fiscal 2012, the Compensation Committee elected, in consideration of the volatile nature of the software industry, to establish performance measures and related target levels for the annual bonus plan and the PBRSU awards that were based on the Company’s fiscal 2012 financial performance as measured by revenue and operating income at the corporate and divisional levels, earnings per share, segment profit, and cash flow. These performance measures were selected based on the Compensation Committee’s belief that these measures best position the Company for sustained growth in the future.

Base Salary

Base salary provides our executive officers with a basic fixed amount of compensation. Base salary levels reflect each executive officer’s responsibilities, performance and expertise and are intended to be competitive with the base salary levels of comparable positions at the companies in our compensation peer group. The Compensation Committee establishes base salary levels based, in part, on the market data provided by its compensation consultant for our compensation peer group, as well as the job performance and level of experience of each individual executive officer and internal pay parity considerations. Generally, we tie the performance-based incentive compensation opportunities and severance payments for each executive officer to his or her base salary. For fiscal 2012, the Compensation Committee reviewed the base salaries of each of the Named Executive Officers and made the following base salary adjustments:

Executive:	Fiscal 2012	Fiscal 2011	Change:
Mr. Ricci	$800,000	$750,000	$50,000
Mr. Beaudoin	$450,000	$450,000	—
Mr. Bowden	$375,000	$350,000	$25,000
Mr. Chambers	$500,000	$450,000	$50,000
Ms. Dillione	$450,000	$450,000	—

The Compensation Committee determined that the base salaries for Ms. Dillione and Mr. Beaudoin were at the appropriate level given their experience level and its assessment of the compensation peer group data.

Performance-Based Incentive Compensation

Annual Incentive for Performance Bonus Plan

Each year, the Compensation Committee adopts an annual bonus plan, which is designed to promote the attainment of specific financial objectives (as reflected in our annual operating plan) while, at the same time, supporting our longer-term strategic business objectives, and encouraging leadership and teamwork. Our executive officers, including the Named Executive Officers, are eligible to participate in this plan. At the beginning of each fiscal year, the Compensation Committee, after consultation with our chief executive officer, establishes one or more financial and operational performance measures, as well as minimum, target, and maximum performance levels for each measure. Each executive officer is assigned a target bonus opportunity that generally reflects his or her position and is expressed as a percentage of his or her base salary. The amount of each executive officer’s actual bonus payment is based on the extent to which the Company achieves or exceeds the pre-established target level for each performance measure (up to a maximum percentage of 150%) that may be paid out to any executive officer.

After the end of the fiscal year, the Compensation Committee reviews the Company’s performance against the financial and operational measures and makes its bonus decisions. The Compensation Committee has the discretion to approve bonus payments which are higher or lower than an executive officer’s target bonus opportunity depending on its evaluation of his or her individual performance for the fiscal year. Annual bonus payments may be made in cash or in shares of our common stock as a restricted stock unit award, which may be subject to additional vesting requirements as established by the Compensation Committee.

For purposes of the Fiscal 2012 Bonus Plan (the “Bonus Plan”), the Compensation Committee reviewed the fiscal 2011 target bonus opportunity for each executive officer, including each Named Executive Officer, and determined that, in comparison to our compensation peer group, an adjustment to the target bonus opportunity for Mr. Bowden was warranted to bring him more in line with the competitive market. No adjustments were made to the target bonus opportunities of the other Named Executive Officers, whose fiscal 2012 target bonus opportunities were maintained at their fiscal 2011 levels. The target bonus opportunities of the Named Executive Officers for fiscal 2012 were as follows:

	(As a Percentage of Base Salary)
Executive Name	Fiscal 2011 Bonus Opportunity	Fiscal 2012 Bonus Opportunity
Mr. Ricci	100%	100%
Mr. Beaudoin	75%	75%
Mr. Bowden	60%	75%
Mr. Chambers	75%	75%
Ms. Dillione	78%	78%

Under the Bonus Plan, bonus payments were based on the Company’s actual performance as measured against two corporate financial metrics (non-GAAP revenue and non-GAAP earnings-per-share) which the Compensation Committee determined were critical to the successful execution of our fiscal 2012 operating plan. The Bonus Plan provided for full funding at the target bonus opportunity level if the Company achieved non-GAAP revenue of $1.72 billion and non-GAAP earnings-per-share of $1.56.

The Company calculated non-GAAP revenue and non-GAAP earnings per share for purposes of the Bonus Plan in the same manner that it calculates these measures for purposes of its quarterly earnings announcements. In performing this calculation, we either included or excluded items in six general categories, each of which are described below.

Acquisition-Related Revenue and Cost of Revenue.    The Company includes revenue and cost of revenue related to acquisitions that would otherwise have been recognized but for the purchase accounting treatment of these transactions. Non-GAAP revenue also includes revenue that the Company would have otherwise recognized had the Company not acquired intellectual property and other assets from the same customer.

Acquisition-Related Costs, Net.    The Company has completed a number of acquisitions, which result in operating expenses which would not otherwise have been incurred. These acquisition-related costs are included in the following categories: (i) transition and integration costs; (ii) professional service fees; and (iii) acquisition related adjustments. These categories are further discussed as follows:

(i) Transition and integration costs include retention payments, transitional employee costs, earn-out payments treated as compensation expense, as well as the costs of integration-related services provided by third parties.

(ii) Professional service fees include third party costs related to acquisition, legal and other professional service fees associated with disputes and regulatory matters related acquired entities.

(iii) Acquisition related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of Acquired Intangible Assets.    The Company excludes the amortization of acquired intangible assets from the calculation of non-GAAP earnings-per-share.

Costs Associated with IP Collaboration Agreement.    The Company has entered into three IP collaboration agreements, with terms ranging between five and six years. Depending on the agreement, some or all intellectual property derived from these collaborations will be jointly owned by the two parties. For the majority of the developed intellectual property, the Company will have sole rights to commercialize such intellectual property for periods ranging between two to six years, depending on the agreement. For non-GAAP purposes, the Company considers these long-term contracts and the resulting acquisitions of intellectual property from this third-party over the agreements’ terms to be an investing activity, outside of its normal, organic, continuing operating activities, and, therefore, calculates non-GAAP earnings-per-share excluding these expenses.

Non-Cash Expenses.    The Company excludes the following non-cash expenses when calculating non-GAAP earnings-per-share: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes.

Other Expenses.    The Company excludes certain other expenses that are the result of unplanned events when calculating non-GAAP earnings-per-share. These items also include adjustments from changes in fair value of share-based instruments relating to the issuance of our common stock with security price guarantee payable in cash.

For fiscal 2012, our actual non-GAAP revenue was $1.74 billion and our actual non-GAAP earnings-per-share was $1.73. Although these results warranted the funding of bonuses at a level in excess of 100%, the Compensation Committee approved the funding of bonuses at 100% of the target bonus opportunity level, and also approved an additional pool of up $5 million to be distributed among employees (excluding executive officers) determined to be high performers in the organization. With respect to the bonus payments for each of the Named Executive Officers, the Compensation Committee exercised its discretion to approve the bonus payments set forth below for the reasons given.

•

The Compensation Committee determined to make a payment equal to 150% of his target bonus opportunity to our chief executive officer, based on his individual performance for fiscal 2012 and the strong financial results for the Company. In addition, the Committee took into consideration that he, along with other members of the executive team, negotiated several strategic transactions and partnerships during the year that will be key to the Company’s long-term growth which were deserving of an incremental payment equal to 50% of his target bonus opportunity was appropriate in recognition of his leadership in completing these transactions.

•

The Compensation Committee determined to make a payment equal to 133% of his target bonus opportunity to Mr. Beaudoin, based on his individual performance for fiscal 2012 and the strong financial results for the Company. In addition, the Committee took into consideration that his leadership was a key factor in our ability to completing several key financing arrangements that will ensure continued funding for the Company’s key strategic initiatives and that an additional incremental payment equal to 33% of his target bonus opportunity was appropriate in recognition of his leadership in completing these financings.

•

The Compensation Committee determined to make a payment equal to 133% of his target bonus opportunity to Mr. Chambers, based on his individual performance for fiscal 2012 and the strong financial performance of the Company which was significantly influenced by his individual efforts. The Committee noted that Mr. Chambers was responsible for global sales and marketing as well as acting as General Manager of our Enterprise Division for a portion of the fiscal year. In addition, the Committee took into consideration that he was a key participant in the completion of several strategic deals that will position the Company for future growth as well as significant organic growth during 2012. In recognition of these achievements, the Committee decided that an additional incremental payment equal to 33% of his target bonus opportunity was appropriate.

•

The Compensation Committee determined to make a payment equal to 100% of her target bonus opportunity to Ms. Dillione was appropriate based on her individual performance for fiscal 2012 and the financial performance for the Healthcare Division, for which she is principally responsible for and which met all its fiscal 2012 financial and operational goals.

•

The Compensation Committee determined to make a payment equal to 124% of his target bonus opportunity to Mr. Bowden, based on his individual performance for fiscal 2012 and the strong financial results for the Company. The Committee noted that he was a key participant in completing several acquisition transactions during the year that will position the Company for strong future growth. In recognition of his leadership in completing these acquisitions, the Committee decided than an additional incremental payment equal to 24% of his target bonus opportunity was appropriate.

The target bonus opportunities and actual bonus payments for the Named Executive Officers for fiscal 2012 were as follows:

Name	Threshold 20% ($)	Fiscal 2012 Target Bonus Amount	Maximum 150% ($)	Fiscal 2012 Actual Bonus Amount — (Cash)	Fiscal 2012 Actual Bonus Amount — Restricted Stock Units	Total Value of Fiscal 2012 Bonus Earned	Total Percentage of Fiscal 2012 Bonus Earned
Mr. Ricci	$160,000	$800,000	$1,200,000	$1,200,000	0	$1,200,000	150%
Mr. Beaudoin	$67,500	$337,500	$506,250	0	20,398	$450,000	133%
Mr. Bowden	$56,250	$281,250	$421,875	0	15,865	$350,000	124%
Mr. Chambers	$75,000	$375,000	$562,500	0	22,665	$500,000	133%
Ms. Dillione	$70,000	$350,000	$525,000	0	15,865	$350,000	100%

The fiscal 2012 bonus payments for the Named Executive Officers were made entirely in the form of restricted stock unit awards for shares of our common stock with the exception of our chief executive officer whose bonus payment was made entirely in cash due to the limitations under our equity plan. The number of shares of our common stock subject to these awards was determined by dividing the amount of the cash bonus otherwise earned by the closing market price of our common stock on November 29, 2012, or $22.06 per share, which was the date the Compensation Committee approved the final allocation of the Bonus Plan. These restricted stock unit awards vested on December 7, 2012.

Long Term Incentive Compensation

We provide long-term incentive compensation to our executive officers, including the Named Executive Officers, in the form of stock options and restricted stock unit awards for shares of our common stock. The multi-year performance-based and time-based vesting requirements of these equity awards is designed to align the interests of our executive officers with those of the stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner and to remain employed by the Company.

In January 2011, we reinforced our “pay-for-performance” philosophy when the Compensation Committee decided that at least 50% of all future equity awards granted to our executive officers, including the Named Executive Officers, would be performance-based awards to be earned or paid out based on the achievement of pre-established target levels for one or more performance measures. The Compensation Committee believes that this equity mix better aligns the interests of our executive officers with the interests of our stockholders. The Compensation Committee also believes that this commitment enhances our ability to retain our executive officers by increasing their opportunity to receive full value equity awards (such as RSU awards) and, thus, avoid the potential loss of an award’s incentive value (as in the case of an “underwater” stock option).

Typically, the Compensation Committee reviews our executive officers’ prior fiscal year’s performance at the first meeting of the fiscal year and will grant equity awards if deemed appropriate at that meeting. In fiscal 2012, the Compensation Committee determined equity award amounts based on its evaluation of the performance of each executive officer, his or her skills, expertise, and experience, his or her expected future contributions, its retention objectives, and its review of the compensation data described in “Competitive Positioning” above.

In early November 2011, the Compensation Committee reviewed the performance of our Named Executive Officers, and after taking into consideration their performance, the status of their outstanding equity awards, and the factors described in the preceding paragraph, and determined that it was appropriate to grant equity awards to Messrs. Beaudoin, Chambers, and Bowden. In the case of Mr. Chambers, the Compensation Committee also considered that he had been given responsibility for overseeing our Enterprise Division as well as maintaining his position for our worldwide sales and marketing organizations.

These equity awards had grant date fair values of $5.2 million in the case of Mr. Beaudoin, $9.1 million in the case of Mr. Chambers, and $1.3 million in the case of Mr. Bowden. The Compensation Committee determined that the aggregate value of these awards would be granted half in the form of TBRSU awards and half in the form of PBRSU awards to directly align this component of their compensation with the achievement of corporate performance goals and to ensure their ongoing service to the Company. The specific vesting requirements for these awards are described below.

In the case of our chief executive officer, the Compensation Committee incorporated its consideration of his equity awards into the renegotiation of his employment agreement (as discussed below).

In May 2012, the Compensation Committee decided to make additional equity awards to Messrs. Beaudoin and Bowden in recognition of their performance during the first half of fiscal 2012. These equity awards had grant date fair values of $3.3 million in the case of Mr. Beaudoin and $1.2 million in the case of Mr. Bowden. The allocation between performance-based and time-based vesting requirements and the specific vesting requirements for these awards are described below.

The long-term incentive compensation awarded to the Named Executive Officers (other than the long-term incentive compensation awarded to our chief executive officer) during fiscal 2012 was as follows:

Named Executive Officer	Form of Award	Grant Date	Number of Shares	Vesting Terms
Mr. Beaudoin	Time-based RSU	11/02/2011	100,000	50% of the Shares vest on November 2, 2013 and 50% of the Shares vest on November 2, 2014.
	Performance-based RSU	11/02/2011	100,000	The vesting of 50% of the Shares is tied to fiscal 2013 goals and the remaining 50% of the Shares is tied to fiscal 2014 goals – these goals will be established during first quarter of fiscal period
	Time-based RSU	05/15/2012	75,000	50% of the Shares vest on September 30, 2013 and 50% of the Shares vest on September 30, 2014.
	Performance-based RSU	05/15/2012	75,000	The vesting of 50% of the Shares is tied to fiscal 2013 goals and the remaining 50% of the Shares is tied to fiscal 2014 goals– these goals will be established during first quarter of fiscal period

Named Executive Officer	Form of Award	Grant Date	Number of Shares	Vesting Terms

Mr. Chambers	Time-based RSU	11/02/2011	175,000	50% of the Shares vest on November 2, 2012 and 50% of the Shares vest on November 2, 2013
	Performance-based RSU	11/02/2011	175,000	The vesting of 50% of the Shares was tied to fiscal 2012 goals as disclosed in table below describing the goals and achievements against targets and the remaining 50% of the Shares is tied to fiscal 2013 goals - which will be established in the first quarter of fiscal period.

Mr. Bowden	Time-based RSU	11/02/2011	25,000	30% of the Shares vest on November 2, 2012, 20% of the shares vest on November 2, 2013 and, 50% of the Shares vest on November 2, 2014.
	Performance-based RSU	11/02/2011	25,000	The vesting of 7,500 of the Shares was tied to fiscal 2012 goals as disclosed in table below describing goals and achievements against targets, the vesting of 5,000 of the Shares is tied to fiscal 2013 goals and the vesting of the remaining 12,500 of the shares is tied to fiscal 2014 goals. These goals will be established in the first quarter of fiscal period.
	Time-based RSU	05/15/2012	20,000	25% of the Shares vest on September 30, 2013 and 75% of the Shares vest on September 30, 2014.
	Performance-based RSU	05/15/2012	33,750	The vesting of 13,750 of the Shares was tied to fiscal 2012 goals as disclosed in table below describing goals and achievements against targets, the vesting of 5,000 of the Shares is tied to fiscal 2013 goals and the vesting of 15,000 of the shares is tied to fiscal 2014 goals– these goals will be established during first quarter of fiscal period.

Performance Shares for fiscal year 2013 will be tied to the financial metrics of the business including but not limited to revenue, gross margin, profitability and cash flow.

In addition to the foregoing equity awards, at the beginning of fiscal 2012 the Compensation Committee set the performance measures and related target levels for certain increments of the PBRSU awards that were granted to the Named Executive Officers in prior fiscal years, with the exception of the PBRSU’s granted to Messrs. Chambers and Mr. Bowden, which were granted during fiscal 2012. These performance measures and related target levels were based entirely on the achievement of certain corporate financial objectives as established at the beginning of fiscal 2012 or at time of grant in the case of Mr. Bowden. For fiscal 2012, the following table summarizes the performance measures and achievement against the target levels for those measures for these outstanding PBRSU awards:

Named Executive Officer	Number of Shares Subject to Award Increment	Fiscal 2012 Performance Measure	Percentage of Achievement of Performance Measure	Number of Shares Earned under Award Increment
Mr. Ricci	312,500	Up to 50% of shares subject to award will vest if corporate revenue equals or exceeds $1.72 billion(1)	101%	312,500
	312,500	Up to 50% of shares subject to award will vest if corporate earnings-per-shares equal or exceed $1.56 per share(1)	111%	312,500
Mr. Beaudoin	17,500	Up to 40% of shares subject to award will vest if corporate revenue equals or exceeds $1.72 billion(1)	101%	17,500
	17,500	Up to 40% of shares subject to award will vest if corporate earnings-per-shares equal or exceed $1.56 per share(1)	111%	17,500
	8,750	20% of shares subject to award will vest if cash flow from operations target level is achieved(1)	107%	8,750
Mr. Chambers	35,000	Up to 40% of shares subject to award will vest if base revenue equals or exceeds $1.65 billion(1)	102%	35,000
	17,500	Up to 20% of shares subject to award will vest if management sales expense target level is achieved(1)	98%	15,750
	17,500	Up to 20% of shares subject to award will vest if enterprise management plan revenue target level is achieved(1)	97%	14,875
	17,500	Up to 20% of shares subject to award will vest if enterprise management plan segment profit target level is achieved(1)	95%	13,125

Named Executive Officer	Number of Shares Subject to Award Increment	Fiscal 2012 Performance Measure	Percentage of Achievement of Performance Measure	Number of Shares Earned under Award Increment
Ms. Dillione	22,500	Up to 50% of shares subject to award will vest if fiscal 2012 healthcare revenue target level is achieved(1)	99%	21,375
	22,500	Up to 50% of shares subject to award will vest if fiscal 2012 healthcare plan segment profit target level is achieved(1)	100%	22,500
Mr. Bowden	13,750	Up to 50% of shares subject to award will vest if fiscal 2012 M&A management revenue target level is achieved(1)	76%	6,875
	13,750	Up to 50% of shares subject to award will vest if fiscal 2012 M&A management earnings-per-share target level is achieved(2)	91%	10,312
	13,750	Up to 100% of shares subject to award will vest if M&A revenue target level is achieved(3)	94%	10,312

(1)	These awards provided for linear interpolation of the award payout as follows: 90% achievement of the corporate performance measure would result in the vesting of 50% of the shares subject to the award increment. For achievement above 90%, the vesting of the award shares would be linear up to full vesting of the award increment.

(2)	This award provided for linear interpolation of the award payout as follows: 58.3% achievement of the M&A management revenue performance measure would result in the vesting of 50% of the shares subject to the award increment; 79% achievement of the performance measure would result in the vesting of 75% of the shares subject to the award increment, and 100% achievement of the performance measure would result in the vesting of 100% of the shares subject to the award increment.

(3)	This award provided for linear interpolation of the award payout as follows: 72.5% achievement of the M&A revenue performance measure would result in the vesting of 50% of the shares subject to the award increment; 83% achievement of the performance measure would result in the vesting of 75% of the shares subject to the award increment, and 100% achievement of the performance measure would result in the vesting of 100% of the shares subject to the award increment.

Equity Award Grant Policy

During fiscal 2012, any equity award granted to an employees as a promotion or retention awards or to a newly-hired eligible employees was generally granted on the 15th of the month following the effective date of the promotion, retention, or hire, or the first business day thereafter if such day was not a business day, with the exception of the grant of inducement awards, which was granted promptly following the closing of an acquisition or upon hiring of an employee. In the case of stock options, the option exercise price was equal to the closing market price of our common stock on the NASDAQ Stock Market on the date of grant.

The Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information about the Company based on equity award grant dates.

Beginning in fiscal 2013, we have changed the timing for the granting of equity awards to twice monthly, generally granting awards on the 15th of the month (or the first business day thereafter if such day is not a business day) and the last business day of the month. Due to the volume of new hires joining Nuance, the company determined that it was more efficient to move to a twice monthly granting cycle.

Long-Term Incentive Compensation for our CEO

On November 11, 2011, we entered into an amended and restated employment agreement (the “Employment Agreement”) with our chief executive officer, Mr. Ricci. The Employment Agreement replaced an earlier employment agreement that we had entered into with him effective June 23, 2009. The Employment Agreement has a three-year term, through November 11, 2014, subject to earlier termination as provided therein. The Employment Agreement also may be extended by mutual written agreement of the parties for additional one-year terms.

Pursuant to the terms and conditions of the Employment Agreement, Mr. Ricci, in his capacity as our chief executive officer, is to receive an annual base salary of $800,000, an annual performance-based incentive award opportunity, based upon the achievement of one or more pre-established financial performance objectives as established by the Compensation Committee, of up to 100% of his base salary, and certain other benefits. A summary of the material terms and conditions of the Employment Agreement is set forth in “Employment, Severance, and Change-in-Control Agreements” below.

In connection with the execution of the Employment Agreement, the Compensation Committee granted to Mr. Ricci a time-based restricted stock award covering 750,000 shares of our common stock, with a per share purchase price equal to the par value of our common stock, and a grant date “fair value” of $19,350,000. This equity award vests in three equal annual installments, assuming continued employment, on November 11, 2013, November 11, 2014, and November 11, 2015, respectively. In addition, the Compensation Committee granted to Mr. Ricci a PBRSU award covering 750,000 shares of our common stock. This equity award vests in three equal annual installments based upon the level of achievement of one or more performance objectives, with the objectives for the first increment of the award were established by the Compensation Committee during the first quarter of fiscal 2012, the objectives for the second increment of the award to be established by the Compensation Committee during the first quarter of fiscal 2013, and the objectives for the third increment of the awards to be established by the Compensation Committee during the first quarter of fiscal 2014. For fiscal 2012, the Compensation Committee determined that the vesting of the first increment of Mr. Ricci’s PBRSU award would be subject to achievement of a corporate revenue target of $1.72 billion and a corporate earnings-per-share target of $1.56 per share.

In making these equity awards, the Compensation Committee considered Mr. Ricci’s importance to the Company, his performance over the term of his prior employment agreement, the Company’s financial and operation performance during his tenure, and his expected future contributions to the Company. In determining the form and size of these equity awards, the Compensation Committee evaluated the compensation data described in “Competitive Positioning” above as it related to the chief executive officers of the companies in the compensation peer group.

The Compensation Committee, while recognizing that the aggregate value of these equity awards placed Mr. Ricci’s target total direct compensation for fiscal 2012 at the highest of the peer group, determined that, in view of his status as the Company’s founder and his leadership position within our industry, such awards were reasonable and appropriate to retain him and motivate him to continue achieving the Company’s ambitious goals. The Compensation Committee considered Mr. Ricci’s strong operational and strategic performance, as well as the Company’s strong total shareholder return performance over the past 1-, 3- and 5-year periods and the future performance incentive and retention aspects of the awards. The Compensation Committee also noted that the size of these equity awards was consistent with its desire to give Mr. Ricci the opportunity to increase his equity stake in the Company. The Compensation Committee reviewed the total potential ownership levels as a percentage of each company’s outstanding share of 23 founder-level executive officers at 21 other prominent technology companies (including four of the companies in the compensation peer group) and determined that, even after factoring in the total number of shares of our common stock subject to these equity awards, Mr. Ricci’s total potential ownership level would only be between the 25th and 50th percentiles of the technology companies referenced above. The companies reviewed were Alere, Amazon.com, Apple, Brightpoint, Cerner, Compuware, Dell, Google, Juniper

Networks, Leap Wireless International, Marvell Technologies, MetroPCS Communications, Netflix, NVIDIA, Oracle, Research in Motion, Salesforce.com, SanDisk, Sanmina-SCL, Scansource and Synopsys. Finally, the Compensation Committee noted that, given his industry stature, Mr. Ricci continues to be a potential candidate for leadership positions at other companies that may seek to lure him away from the Company with a lucrative compensation package. To protect the Company from this risk, and after assessing the potential cost of having to replace Mr. Ricci, the Compensation Committee determined that these equity awards would serve as a strong incentive for him to remain with the Company.

The Employment Agreement also provides for certain payments and benefits in the event that the employment of our chief executive officer is terminated under certain circumstances, including in connection with a change in control of the Company. A summary of these payments and benefits, and the conditions under which they are payable, is set forth in “Employment, Severance, and Change-in-Control Agreements” below.

Retirement and Other Benefits

We offer our employees a Section 401(k) plan to provide a tax-advantaged means for saving for retirement. We make matching contributions to the plan to encourage employees to save money for their retirement. The plan enhances our ability to attract and retain key employees because it increases the range of benefits we offer to them.

All of our U.S. employees, including our executive officers, are eligible to participate in the Section 401(k) plan. The Company matches 50% of the first 4% of eligible compensation that is contributed to the plan.

We have maintained the Nuance Communications, Inc. 1995 Employee Stock Purchase Plan, or the ESPP, since its adoption in 1995. Eligible employees, including our executive officers, may elect to contribute between 1% and 12% of their annual cash compensation, on an after-tax basis, to purchase shares of our common stock pursuant to the ESPP; provided, however, that an employee may not purchase more than 2,000 shares of our common stock per offering period, or $25,000 of our common stock per year pursuant to Internal Revenue Service restrictions. We issue shares of our common stock under the ESPP in six month offering periods to eligible employees at a price that is equal to eighty-five percent of the lower of the fair market value of our common stock at the beginning or the end of the offering period.

We offer an enhanced wellness program to our executive officers to maximize the health of our executive team. This benefit provides for an enhanced annual medical examination for each executive officer.

The Named Executive Officers, other than our chief executive officer, are eligible to receive a $500,000 term life insurance policy at the Company’s expense which is in addition to the broad-based program that provides term life insurance for all employees in an amount up to the lesser of $500,000 or two times the employee’s base salary. Our chief executive officer receives a $1 million term life insurance policy at the Company’s expense, in addition to the broad-based program described above.

All of our employees based in the United States receive long-term disability benefits that provide for payment of 60% of their eligible earnings capped at a maximum of $13,000 in disability benefits per month if they are deemed to be unable to work in their own occupation for a period of two years. Beyond the second year, if able, employees will be required to return to work to any position they are suited for, based on education and training. We provide for an enhanced disability benefit to the Named Executive Officers that provides for a payment of 60% of their eligible earnings capped at a maximum of $18,500 per month, with the exception of our chief executive officer who is not subject to this maximum amount and has a benefit of 60% of his base earnings. In addition, the Named Executive Officers have an enhanced “Own Occupation” provision that provides for continuation of benefits beyond the two years if they cannot return to their own occupation.

We offer a variety of health and welfare programs to all eligible employees. Generally, the Named Executive Officers are eligible to participate in these benefit programs on the same basis as the rest of our broad-based employees, other than Mr. Ricci who receives a post-retiree medical reimbursement as provided in his employment agreement. The health and welfare programs are intended to encourage a healthy lifestyle and protect employees against catastrophic loss. Our health and welfare programs include medical, wellness, dental, vision, disability, life insurance and accidental death and dismemberment.

We provide the Named Executive Officers with certain personal benefits, including reimbursement for tax and financial planning services, an annual wellness benefit, and a car allowance (if applicable), the incremental costs to the Company of which are reflected in the Summary Compensation Table below. The Compensation Committee believes these personal benefits are reasonable and consistent with the Company’s overall compensation program, because they better enable the Company to attract and retain superior individuals for its key executive positions. In addition, these benefits are provided to ensure the Named Executive Officers health and financial affairs are taken care of in a manner that enables them to focus their full attention on their respective positions. The Compensation Committee reviews and approves the personal benefits provided to the Named Executive Officers on an annual basis.

To increase the number of in-person meetings with our customers, as well as to reduce the physical strain of heavy travel schedules, we own a corporate aircraft and also lease charter aircraft from time to time for business-related travel. The Compensation Committee has adopted a policy permitting corporate-owned or leased aircraft to be available for the personal use of our chief executive officer for his protection and the protection of company assets, and to reduce his travel time and allow him to devote more time to work duties. The Compensation Committee approved personal use of the corporate-owned or leased aircraft by our chief executive officer in fiscal 2012 up to a value of $150,000. We determine the value of personal use of corporate-owned or leased aircraft based on the aggregate incremental cost to the Company for such use.

Executive Severance Arrangements

The Compensation Committee has entered into agreements, on behalf of the Company, with our chief executive officer and certain other executive officers, including each of the other Named Executive Officers, which provide for certain payments and benefits upon certain specified terminations of employment, including certain specified terminations of employment following a change in control of the Company. In exchange for these payments and benefits, an executive officer must release the Company from any claims relating to his or her employment and termination of employment.

We believe that these protections are necessary to help motivate and retain our executive officers and, in some cases, helped induce them to forego other opportunities or leave their current employment for the uncertainty of a demanding position in a new and unfamiliar organization. We also believe that these arrangements will help our executive officers maintain continued focus and dedication to their responsibilities to help maximize stockholder value when analyzing a potential transaction that could involve a change in control of the Company.

Other Considerations

Income Tax Deduction Limitation

Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the deductibility of compensation paid to certain executive officers of public companies, unless the compensation meets certain requirements for “performance-based” compensation. In determining executive compensation, the Compensation Committee considers, among other factors, the possible tax consequences to the Company and to our executive officers. However, tax consequences, including but not limited to tax deductibility by the Company, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by executive officers regarding stock options and other rights) that are beyond the Compensation Committee’s and the Company’s control. In addition, the Compensation Committee believes that it is important for it to retain maximum flexibility in administering an executive compensation program that meets its stated objectives. For these reasons, although the Compensation Committee considers tax deductibility as one of the factors in determining executive compensation, it does not necessarily limit compensation to those levels or types of compensation that will be deductible. The Compensation Committee will, of course, consider alternative forms of compensation consistent with our compensation goals, which may preserve deductibility when it considers such objectives to be in the best interests of the Company and our stockholders.

Section 280G

Section 280G of the Internal Revenue Code disallows a Company’s tax deduction for what are defined as “excess parachute payments” and Section 4999 of the Code imposes a 20% excise tax on any person who receives excess parachute payments. The Compensation Committee believes that the provision of tax gross-up protection for executive officers is not appropriate, and therefore no longer provides for any “gross-up” or tax reimbursement payments for our executive officers including our chief executive officer, whose employment agreement does not contain any such provision.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for our stock-based compensation awards. FASB ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. FASB ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an employee or director is required to render service in exchange for the option or other award.

FISCAL 2012 SUMMARY COMPENSATION TABLE

The following table sets forth, for the period indicated, the compensation earned, paid to, or received by the Company to the Named Executive Officers during fiscal 2012, fiscal 2011, and fiscal 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Paul A. Ricci	2012	794,423	—	34,899,375		1,200,000	(2)	183,881	(3)	37,077,679
Chief Executive Officer	2011	751,923	—	13,023,750	6,132,000	750,000		54,636		20,712,309
	2010	575,000	—	12,873,849	5,818,100	460,000		45,182		19,772,130
Thomas L. Beaudoin	2012	450,000	—	5,688,803	—		(4)	33,997	(5)	6,172,800
Executive Vice President	2011	459,615	—	1,827,892	—	—		25,707		2,313,214
and Chief Financial Officer	2010	381,346	—	1,202,679	—	—		34,054		1,618,079

Steven G. Chambers	2012	495,961	—	7,054,759	—		(6)	30,452	(7)	7,581,172
President Worldwide	2011	459,615	55,000	4,580,298	—	—		39,465		5,134,378
Sales and Marketing	2010	400,000	—	2,213,310	—	96,806		30,824		2,740,940

Janet Dillione	2012	450,000	—	1,430,218	—		(8)	68,797	(9)	1,949,015
Executive Vice President & GM	2011	467,308	—	1,665,937	—	—		80,253		2,213,498
Healthcare Division	2010	211,514	—	3,296,789	—	—		26,284		3,534,587

A. Bruce Bowden	2012	372,981	—	2,136,563	—		(10)	10,715	(11)	2,520,259
Executive Vice President Corporate Strategy and Development	2011	337,885	157,500	1,523,800	—	—		55,217		2,074,402

(1)	The amounts reported do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts reported represent the grant date fair value of the equity awards granted in each covered fiscal year, as computed in accordance to FASB ASC Topic 718. The assumptions used to calculate the grant date fair value of the stock option reported in the Option Awards column are set forth under Note 17 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2012 filed with the SEC on November 29, 2012.

(2)	Mr. Ricci earned this amount pursuant to the Company’s 2012 Bonus Plan.

(3)	The amount reported in the All Other Compensation column for fiscal 2012 consists of the following items:

Matching contributions to Section 401(k) plan	$5,000
Reimbursement for tax and financial planning services	30,358
Gross up for taxes on reimbursement for tax and financial planning services	24,990
Reimbursement for Legal Services	14,465
Gross Up for taxes on Legal Services	10,368
Personal use of Company-owned and leased aircraft Travel *	69,337
Enhanced long term disability benefits	3,587
Premiums for term life insurance policy	3,450
Fixed Car Allowance	20,000
Chairman’s Club	2,326

Total	$183,881

*	For purposes of the Summary Compensation Table, we value the aggregate incremental cost to the Company for personal use of the Company-owned aircraft using a method that takes into account the cost of fuel, trip related maintenance, crew travel expenses, on-board catering, landing fees, trip related hangar parking costs and other variable costs. Since our aircraft is used primarily for business travel, the calculation does not include the fixed costs that do not change based on usage, such as pilots’ salaries, the acquisition cost of the aircraft and the cost of maintenance not related to trips. We value the aggregate incremental cost to the Company for personal use of Company-leased aircraft at an amount equal to the actual cost incurred by the Company for each flight.

(4)	Mr. Beaudoin received his bonus pursuant to the Company’s 2012 Bonus Plan in the form of a restricted stock unit award for 20,398 shares of our common stock having a value equal to $450,000. This award vested in full on December 7, 2012.

(5)	The amount reported in the All Other Compensation column for fiscal 2012 consists of the following items:

Matching contributions to Section 401(k) plan	$4,500
Reimbursement for tax and financial planning services	5,000
Gross up for taxes on reimbursements for tax and financial planning services	3,584
Enhanced long term disability benefits	3,587
Fixed Car Allowance	15,000
Chairman’s Club	2,326

Total	$33,997

(6)	Mr. Chambers received his bonus pursuant to the Company’s 2012 Bonus Plan in the form of a restricted stock unit award for 22,665 shares of our common stock having a value equal to $500,000. The award vested in full on December 7, 2012.

(7)	The amount reported in the All Other Compensation column for fiscal 2012 consists of the following items:

Reimbursement for tax and financial planning services	2,500
Gross up for taxes on reimbursement for tax and financial planning services	1,478
Enhanced long term disability benefits	3,587
Fixed Car Allowance	15,000
Premium for term life insurance policy	640
Taxable benefit for domestic partner coverage	4,921
Chairman’s Club	2,326

Total	$30,452

(8)	Ms. Dillione received her bonus pursuant to the Company’s 2012 Bonus Plan in the form of a restricted stock unit award for 15,865 shares of our common stock having a value equal to $350,000. This award vested in full on December 7, 2012.

(9)	The amount reported in the All Other Compensation column for fiscal 2012 consists of the following items:

Matching contributions to Section 401(k) plan	$3,115
Enhanced long term disability benefits	3,587
Temporary Living Allowance	48,000
Reimbursement for home travel	14,095

Total	$68,797

(10)	Mr. Bowden received his bonus pursuant to the Company’s 2012 Bonus Plan in the form of a restricted stock unit award for 15,865 shares of our common stock having a value equal to $350,000. This award vested in full on December 7, 2012.

(11)	The amount reported in the All Other Compensation column for fiscal 2012 consists of the following items:

Matching contributions to Section 401(k) plan	5,000
Enhanced long term disability benefits	3,389
Chairman’s Club	2,326

Total	$10,715

FISCAL 2012 GRANTS OF PLAN BASED AWARDS TABLE

The following table sets forth all plan-based awards granted to the Named Executive Officers during fiscal 2012. The equity awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal Year End table.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Paul A. Ricci(3)	11/11/2011							750,000		19,350,000
	12/28/2011						625,000			15,549,375
	10/01/2011	$160,000	$800,000	$1,200,000
Thomas L. Beaudoin(4)	11/2/2011							100,000		2,603,000
	12/28/2011						43,750			1,088,456
	10/01/2011	$67,500	$337,500	$506,250
	5/15/2012							75,000		1,674,750
A Bruce Bowden(5)	11/02/2011							25,000		650,750
	12/28/2011						27,500			684,173
	05/15/2012						13,750	20,000		753,604
	10/01/2011	$56,250	$281,250	$421,875
Steven G. Chambers(6)	12/28/2011						87,500			2,176,913
	11/02/2011							175,000		4,555,250
	10/01/2011	$75,000	$375,000	$562,500
Janet Dillione	12/28/2012						45,000	__		1,119,555
	10/01/2011	$70,000	$350,000	$525,000

(1)	The Fiscal 2012 Bonus Plan provides that annual bonuses are to be paid in cash or shares of our common stock, which may or may not have additional vesting requirements, as determined by the Compensation Committee. The amounts reported in this section as “Threshold,” “Target” and “Maximum” possible payouts are estimated amounts and assume that each Named Executive Officer participating in the Fiscal 2012 Bonus Plan would receive a payment based solely upon the level at which the plan is funded. The actual amount paid to each Named Executive Officer was determined based upon his or her individual performance during the fiscal year. Details of the actual bonus payments to each the Named Executive Officers and the form of payment are set forth in Compensation Disclosure and Analysis above.

(2)	The amounts reported represent the grant date fair value of each equity award assuming payout at the target award level, computed in accordance with FASB ASC Topic 718. These amounts reported in this column do not correspond to the actual value that may ultimately be realized by the Named Executive Officer from his or her equity awards.

(3)	This table does not include a performance-based restricted stock unit award covering 500,000 shares of our common stock that will only vest if Mr. Ricci achieves his fiscal 2013 and fiscal 2014 corporate financial targets. For purposes of FASB ASC Topic 718, since the annual performance targets for this award will not be set until the beginning of fiscal 2013 and 2014, there was no grant date fair value for the awards for financial reporting purposes at the date of grant. The award provides that if the annual performance targets are not achieved, the award will be forfeited.

(4)	This table does not include performance-based restricted stock unit awards covering 175,000 shares of our common stock that will only vest if Mr. Beaudoin achieves his fiscal 2013 and fiscal 2014 corporate financial targets. For purposes of FASB ASC Topic 718, since the annual performance targets for this award will not be set until the beginning of fiscal 2013 and fiscal 2014, there was no grant date fair value for the awards for financial reporting purposes at the date of grant. The award provides that if the annual performance targets are not achieved, the award will be forfeited.

(5)

This table does not include performance-based restricted stock unit awards covering 37,500 shares of our common stock that will only vest if Mr. Bowden achieves his fiscal 2013 and fiscal 2014 corporate financial targets. For purposes of FASB ASC Topic 718, since the annual performance targets for this award will not be set until the beginning of fiscal 2013 and fiscal 2014, there was no grant date fair value for the awards for financial reporting purposes at the date of grant. The award provides that if the annual performance targets are not achieved, the award will be forfeited.

(6)	This table does not include a performance-based restricted stock unit award covering 87,500 shares of our common stock that will only vest if Mr. Chambers achieves his fiscal 2013 corporate financial targets. For purposes of FASB ASC Topic 718, since the annual performance targets for this award will not be set until the beginning of fiscal 2013, there was no grant date fair value for the awards for financial reporting purposes at the date of grant. The award provides that if the annual performance targets are not achieved, the award will be forfeited.

FISCAL 2012 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table sets forth all outstanding equity awards held by each Named Executive Officer as of September 30, 2012:

									Stock Awards
		Option Awards							Equity Incentive Plan Awards: Number of Unearned Shares, or Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Paul A. Ricci	—	—	—	—	—	750,000	(1)	18,667,500	1,125,000	(2)	28,001,250
	8/11/2006	1,000,000	—	7.57	8/11/2013	—		—	—		—
	9/30/2008	300,000	—	12.19	9/30/2015	—		—	—		—
	6/23/2009	1,000,000	—	12.00	6/23/2016	—		—	—		—
	11/04/2009	1,000,000	—	13.60	11/04/2016	—		—	—		—
	11/15/2010	1,000,000		16.44	11/15/2017
Thomas Beaudoin	7/1/2008	100,000		15.17	7/1/2015	—		—	—		—
	—	—	—	—	—	200,000	(3)	4,978,000	218,750	(4)	5,444,688
A. Bruce Bowden	—	—	—	—	—	—		—	—		—
						85,000	(5)	2,115,650	98,750	(6)	2,457,888
Steven G. Chambers	—	—	—	—	—	—		—	—		—
						175,000	(7)	4,355,750	175,000	(8)	4,355,750
Janet Dillione	—	—	—	—	—	—		—	—		—
						65,000	(9)	1,617,850	45,000	(10)	1,120,050

(1)	These shares of common stock were granted pursuant to a time based restricted stock award; 250,000 shares vest annually on November 11, 2012, November 11, 2013, and November 11, 2014.

(2)	This stock award is performance-based and will vest only upon achievement of certain pre-established financial performance targets. The vesting of 625,000 of the shares of our common stock subject to the award is based upon the achievement of fiscal 2012 revenue and earnings-per-share targets. Upon the filing of the Company’s Annual Report on Form 10-K with the SEC on November 29, 2012, it was determined that these targets had been achieved and the shares were vested in full. The vesting of the remaining 500,000 shares of our common stock subject to the award is based upon the achievement of fiscal 2013 and fiscal 2014 performance targets which, as of the date of this filing, had not yet been established.

(3)	These shares of common stock were granted pursuant to three time-based stock awards; 25,000 shares vest on November 15, 2012, 50,000 shares vest annually in equal installments on November 2, 2013 and November 2, 2014 and 37,500 shares vest annually in even installments September 30, 2013 and September 30, 2014.

(4)	These stock awards are performance-based and will vest only upon the achievement of certain pre-established financial performance targets. The vesting of 43,750 of the shares of our common stock subject to the award is based upon the achievement of fiscal 2012 revenue, earnings per share and cash flow targets. Upon the filing of the Company’s Annual Report on Form 10-K with the SEC on November 29, 2012, it was determined that these targets had been achieved at a level that would result in the vesting of 100% of these shares. The vesting of the remaining 175,000 shares of our common stock subject to the awards is based upon achievement of fiscal 2013 and fiscal 2014, performance targets which, as of the date of this filing, has not yet been established.

(5)	These shares of common stock were granted pursuant to three time based restricted stock awards; 20,000 shares vest annually in equal installments on October 15, 2012 and October 13, 2012; 7,500 shares vest on November 2, 2012, 5,000 shares vest on November 2, 2013 and 12,500 shares vest on November 2, 2014; 5,000 shares vest on September 30, 2013 and 15,000 shares vest on September 30, 2014.

(6)	This stock award is performance-based and will vest only upon the achievement of certain pre-established financial performance targets. The vesting of 41,250 of the shares of our common stock subject to the award is based upon the achievement of fiscal 2012 M&A revenue and earnings per share targets. Upon the filing of the Company’s Annual Report on Form 10-K with the SEC on November 29, 2012, it was determined that these targets had been achieved at a level that would result in the vesting of 67% of these shares. The vesting of the remaining 57,500 shares of our common stock subject to the awards is based upon achievement of fiscal 2013 and 2014 performance targets which, as of the date of this filing, has not yet been established.

(7)	These shares of common stock were granted pursuant to a time based restricted stock award; 87,500 shares vest on November 2, 2012 and November 2, 2013.

(8)	These stock awards are performance-based and will vest only upon the achievement of certain pre-established financial performance targets. The vesting of 87,500 of the shares of our common stock subject to the award is based upon the achievement of fiscal 2012 revenue, sales expense and profitability targets. Upon the filing of the Company’s Annual Report on Form 10-K with the SEC on November 29, 2012, it was determined that these targets had been achieved at a level that would result in the vesting of 90% of these shares. The vesting of the remaining 87,500 shares of our common stock subject to the award is based upon achievement of fiscal 2013 performance targets which, as of the date of this filing, has not yet been established.

(9)	These shares of common stock were granted pursuant to two time-based stock awards; 50,000 shares vest on April 15, 2013 and 15,000 vest on November 15, 2012.

(10)	This stock award is performance-based and will vest only upon the achievement of certain pre-established financial performance targets. The vesting of 45,000 of the shares of our common stock subject to the award is based upon the achievement of fiscal 2012 revenue and segment profit targets. Upon the filing of the Company’s Annual Report on Form 10-K with the SEC on November 29, 2012, it was determined that these targets had been achieved at a level that would result in the vesting of 98% of these shares.

FISCAL 2012 OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth all stock options exercised and the value realized upon exercise, and all other equity awards vested and the value realized upon vesting, by the Named Executive Officers during fiscal 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Total Value Realized on Vesting ($)
Paul A. Ricci	309,254	4,925,988	750,000	18,391,125
Thomas L. Beaudoin	—	—	119,241	2,874,883
A. Bruce Bowden	—	—	41,986	1,013,792
Steven G. Chambers	—	—	234,658	5,904,392
Janet Dillione	—	—	130,712	3,201,024

EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL AGREEMENTS

Chief Executive Officer

Mr. Ricci serves as our Chief Executive Officer and Chairman of the Board of Directors. On November 11, 2011, the Company entered into a new employment agreement with Mr. Ricci. Subject to earlier termination as provided below, the Company will employ Mr. Ricci for a term of three years commencing on November 11, 2011 through November 11, 2014. This term of employment may be extended for successive additional terms of one year each (each, a “Successive One-Year Term”) with mutual written notice of intention to extend by the Company and Mr. Ricci at least 180 days prior to the end of the initial three- year term or any Successive One-Year Term. The Company or Mr. Ricci may terminate this Agreement after the initial term or after any Successive One-Year Term by giving written notice of intent to terminate this Agreement (a “Notice of Non-Renewal”).

Pursuant to the terms of this Agreement, Mr. Ricci was to receive an annual base salary of $800,000 and an annual bonus opportunity of up to 100% of his base salary. The Company also agreed to reimburse Mr. Ricci for up to $25,000 of tax and financial planning services per calendar year and to provide a $20,000 car allowance to him per calendar year.

Upon execution of this Agreement, and upon determination of the Compensation Committee of the Board of Directors that his performance has been satisfactory, the Compensation Committee granted to Mr. Ricci the right to purchase 750,000 shares of restricted common stock at a purchase price per share equal to the par value of our common stock on the date of the grant (the “Stock Purchase Right”). The Stock Purchase Right will vest annually on the anniversary of the grant date in equal increments over a three-year period. In addition, the Compensation Committee granted to Mr. Ricci a performance-based restricted stock unit award covering 750,000 shares of our common stock (the “RSU Award”) that will vest upon determination of achievement of goals as set and determined by the Compensation Committee, in equal increments over three fiscal periods, fiscal 2012, fiscal 2013 and fiscal 2014.

Annually, commencing with the conclusion of each fiscal year, the Compensation Committee will review Mr. Ricci’s performance to ensure that total compensation, including any equity awards, are consistent with current market practices and will issue additional awards based on his performance at the Committee’s discretion.

Mr. Ricci is also eligible to receive a post-retirement medical benefit for the period following his retirement until such time as he is age 65, provided he is an active full-time employee of the Company at the time of his retirement. In such case, the Company will reimburse him for up to $250,000, net of withholding taxes, for expenses incurred to purchase medical or health insurance for a 10-year period. In addition, Mr. Ricci is eligible to receive an enhanced long term disability benefit which provides for 60% of his base eligible earnings and continued payment of premiums by the Company for a $1 million term life insurance policy.

If Mr. Ricci terminates employment following receipt of a Notice of Non-Renewal from the Company or his employment is terminated by the Company for a reason other than Cause, Death or Disability (each as defined in the Agreement) then, subject to his compliance with the conditions to receive any severance payments or benefits (as defined in the Agreement), he will be eligible to receive through the term of the Severance Period: (i) continuing payments of one and one-half times his base salary, as then in effect, during the Severance Period, plus 150% of his target performance bonus which had been in effect in the fiscal year ending prior to the year of termination, (ii) continued payment by the Company of the group medical, dental and vision continuation coverage premiums for him and his eligible dependents under COBRA during the Severance Period under the Company’s group health plans, as then in effect; (iii) continued payment of the annual premium for the remaining term of the life insurance policy in the event of disability or non-renewal; (iv) the continued vesting for a period of 24 months for his outstanding stock options and the Stock Purchase Right; (v) accelerated vesting of any outstanding and unvested restricted stock unit awards (including specifically the RSU Award); and (vi) an extended period of time to exercise any outstanding and vested stock options for a period of two years or until their original expiration date.

If Mr. Ricci’s employment with the Company is terminated due to his death or his becoming disabled, then he or his estate (as the case may be) will be eligible to receive (i) an amount equal to one and one-half times his base salary at the time of the death or disability plus an amount equal to 100% of his target performance bonus, as then in effect in the fiscal year ending prior to the death or disability, (ii) continued payment of the annual premium for the remaining term of his life insurance policy; (iii) immediate 100% vesting of any stock options or stock awards held by him that were outstanding and unvested immediately prior to his termination of employment, (iv) an extended period of time to exercise any outstanding and vested stock options for a period of two years or until their original expiration date, (v) Company-paid coverage for a period up to three years or as eligible under COBRA for him (if applicable) and his eligible dependents under the Company’s health benefit plans (or, at the Company’s option, coverage under a separate plan), providing benefits that are no less favorable than those provided under the Company’s plans immediately prior to his death, (vi) the allowance remaining under the post retiree medical benefit provided and (vii) all compensation and benefits from the Company for which he is eligible under other policies or plans.

If, (i) at any time during the employment term Mr. Ricci resigns for good reason (as defined below); or (ii) within 12 months following a change of control of the Company (as defined below), his employment with the Company is terminated for a reason other than (A) cause, (B) his becoming disabled or (C) his death, then, Mr. Ricci will be eligible to receive the severance payments and benefits set forth above and the post retiree medical benefit; provided, however, that he will receive (i) two times his base salary as then in effect, (ii) plus an amount equal to two times his target performance bonus which had been in effect in the fiscal year ending prior to the year of termination, and (iii) immediate 100% acceleration of any outstanding and unvested stock options or other equity awards rather than continued vesting over the Severance Period.

If Mr. Ricci terminates employment with the Company (i) after providing a Notice of Non-Renewal or (ii) other than for good reason (as defined in the Agreement), or if his employment with the Company is terminated for cause, then he will receive payment of the accrued obligations (as defined in the Agreement) but he will not be eligible to receive any other compensation or benefits (including, without limitation, accelerated vesting of stock options and unvested Stock Awards) from the Company, except to the extent provided under the applicable stock option agreement(s), Company benefit plans or as may be required by law (for example, under COBRA).

Definitions under Mr. Ricci’s employment agreement:

Cause.    For purposes of the Agreement, “Cause” means Executive’s employment with the Company is terminated after a majority of the Board has found any of the following to exist: (i) that Executive has been convicted of a felony in connection with the performance of his obligations to the Company or which adversely affects the Executive’s ability to perform such obligations; (ii) a breach of any duty of loyalty owed to the Company by Executive, or the usurpation of any Company corporate opportunity by Executive, that has a material detrimental effect on the Company’s reputation or business; (iii) the commission by the Executive of an intentional act of fraud or embezzlement which was intended to and results in loss, damage or injury to the Company, whether directly or indirectly; (iv) a material disclosure of the Company’s confidential or proprietary information by the Executive which violates the terms of the Executive’s Confidential Information Agreement; or (v) Executive’s continued substantial willful nonperformance (except by reason of Disability) of any material obligations under this Agreement after Executive has received a written demand for performance by the Board and has failed to cure such nonperformance within fifteen (15) business days of receiving such notice. Other than for a termination pursuant to (i), Executive shall receive notice and an opportunity to be heard before the Board with Executive’s own attorney before any termination for Cause is deemed effective. Notwithstanding anything to the contrary, the Board may immediately place Executive on administrative leave (with full pay and benefits to the extent legally permissible) and suspend all access to Company information, employees and business should Executive wish to avail himself of his opportunity to be heard before the Board prior to the Board’s termination for Cause. If Executive avails himself of his opportunity to be heard before the Board, and then fails to make himself available to the Board within five (5) business days of such request to be heard, the Board may thereafter cancel the administrative leave and terminate Executive for Cause.

Change of Control.    For the purposes of the Agreement, a “Change of Control” means the occurrence of any of the following events, but only to the extent such event constitutes a “change in control event” for purposes of Section 409A: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; or (ii) a change in the composition of the Board occurring within a one-year period, as a result of which fewer than a majority of the directors are Incumbent Directors (“Incumbent Directors” will mean directors who either (A) are members of the Board as of the effective date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Board at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election. of directors to the Company)); or (iii) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company’s assets.

Disabled.    For purposes of the Agreement, “Disabled” means Executive being unable to perform the principal functions of his duties due to a medically certifiable physical or mental impairment, but only if such inability has lasted or is reasonably expected to last for at least six months. Whether Executive is Disabled will be determined by a third party administrator of the Company’s long-term disability program.

Good Reason.     For purposes of the Agreement, “Good Reason” means (i) without the Executive’s consent, a significant reduction of the Executive’s duties, position, reporting status, or responsibilities relative to the Executive’s duties, position, reporting status, or responsibilities in effect immediately prior to such reduction, or the removal of the Executive from such position, duties and responsibilities or change in reporting status, unless the Executive is provided with comparable duties, position and responsibilities or reporting status; also a reduction in duties, position, reporting status or responsibilities by virtue of the Company being acquired and made part of a larger entity will constitute “Good Reason” unless the Executive remains in his position as Chief Executive Officer of a publicly traded company that conducts substantially the same core operations, business and activities as were conducted by the Company prior to any such acquisition or similar corporate transaction; (ii) without the Executive’s consent, a substantial reduction, by the Board of the Executive’s Base Salary as in effect immediately prior to such reduction (unless such reduction is part of an overall Company effort that effects similarly situated senior executives of the Company); (iii) without the Executive’s consent, the requirement that Executive relocate his principal place of employment more than fifty (50) miles from the current location of the Company’s principal executive offices; (iv) a material breach by the Company of his employment agreement; and (iv) failure of Executive to be nominated as a Board member. Executive will not resign for Good Reason without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within ninety (90) days of the initial existence of the grounds for “Good Reason” and, if such grounds are susceptible to cure, a reasonable cure period of not less than thirty (30) days following the date of such notice. Any resignation for Good Reason must occur within two years of the initial existence of the grounds constituting Good Reason.

Severance Period.    For purposes of this Agreement, "Severance Period" means the period beginning on the date of Executive's termination of employment with the Company and ending on the date eighteen (18) months later for all reasons other than a termination following a Change of Control or for Good Reason. "Severance Period" for a termination following a Change of Control or for a termination by the Executive for Good Reason means the period beginning on the date of Executive's termination of employment with the Company and ending on the date twenty-four (24) months later.

Mr. Ricci has agreed not to compete with the Company or solicit the Company’s employees or customers during the period in which he is receiving severance payments from the Company. For all termination of employment situations described above, in order for Mr. Ricci to receive the severance payments and benefits described above, he must execute and deliver to the Company, and not revoke, a full general release of claims.

The following table describes the estimated payments and benefits that would be received by Mr. Ricci upon a termination of his employment by the Company without cause (as defined in the Agreement) or by him for good reason (as defined in the Agreement). For purposes of valuing Mr. Ricci’s equity awards, the amounts below are based on a per share price of $24.89, which was the closing market price of our common stock as reported on the NASDAQ Global Select Market on September 30, 2012.

	Termination (Without Cause) - Including Non-Renewal	Termination - CIC and Good Reason	Post-Retirement After Age 55	Death/Disability:
Severance	$1,200,000	$1,600,000	—	$1,200,000
Bonus	1,200,000	1,600,000		800,000
Equity	12,444,500	18,666,750	—	18,666,750
Benefits continuation	35,710	35,710	—	53,565
Medical Benefits (post retire)	—	250,000	250,000	250,000
Term Life Premium	55,200	55,200	—	55,200

Total	$14,935,410	$22,207,660	$250,000	$21,025,515

Other Named Executive Officers

Mr. Beaudoin

Mr. Beaudoin has served as our Chief Financial Officer since August 12, 2008. In the event Mr. Beaudoin’s employment is terminated without cause and provided he executes our standard severance agreement, which includes a full release of claims, he will be eligible to receive severance payments and benefits consisting of six months base salary and six months Company-paid health insurance under COBRA. If Mr. Beaudoin’s employment is terminated without cause within 12 months following a change in control of the Company, he will be eligible to receive severance payments and benefits consisting of 12 months base salary and 12 months Company-paid health insurance under COBRA, plus immediate acceleration of all of his outstanding and unvested time-based stock options and restricted stock awards. For purposes of Mr. Beaudoin’s offer letter, “cause” means his employment with the Company is terminated after a majority of the Board of Directors has found any of the following to exist: (i) the commission by him of a felony, either in connection with the performance of his obligations to the Company or which adversely affects his ability to perform such obligations; (ii) gross negligence, dishonesty or breach of fiduciary duty; or (iii) the commission by him of an act of fraud or embezzlement which results in loss, damage or injury to the Company, whether directly or indirectly; (iv) disclosure of the Company’s confidential or proprietary information which violates the terms of the Non-Compete, Proprietary Information, & Conflict of Interest Agreement; (v) his continued substantial willful nonperformance (except by reason of disability) of his employment duties after he received a written demand for performance by the Board of Directors and he failed to cure such nonperformance within 15 business days of receiving such notice.

Mr. Chambers

Mr. Chambers has served as Executive Vice President Worldwide Sales and Chief Marketing Officer since October 14, 2009. Prior to that position, Mr. Chambers served as President of our Mobility & Consumer Services Division. In the event Mr. Chambers’ employment is terminated for any reason other than cause, and provided he executes our standard severance agreement, which includes a full release of claims, he will be eligible to receive severance payments and benefits consisting of an amount that is equal to the greater of the severance provided under the Senior Management severance plan in place at the time of his termination or six months base salary and six months Company-paid health insurance under COBRA. If Mr. Chamber’s employment is terminated without cause within six months following a change in control of the Company, he will be eligible to receive severance payments and benefits consisting of 12 months base salary and 12 months Company-paid health insurance under COBRA, plus immediate acceleration of all of his unvested time-based stock options and restricted stock awards. For purposes of Mr. Chamber’s offer letter, “cause” means that his employment with the Company is terminated for any of the following reasons: (i) theft, dishonesty, or falsification of any Company records; (ii) improper disclosure of the Company’s confidential or proprietary information; (iii) his continued substantial violations of his employment duties after he has received a written demand for performance from the Company; or (iv) his conviction of, or plea of nobo contendere to, any felony.

Ms. Dillione

Ms. Dillione has served as our Executive Vice President & GM of our Healthcare Division since April 1,2010. In the event Ms. Dillione’s employment is terminated without cause and provided she executes our standard severance agreement, which includes a full release of claims, she will be eligible to receive severance payments and benefits consisting of 12 months base salary and 12 months Company-paid health insurance under COBRA. If Ms. Dillione’s employment is terminated without cause within 12 months following a change in control of the Company, she will be eligible to receive severance payments and benefits consisting of 12 months base salary and 12 months Company-paid health insurance under COBRA, plus immediate acceleration of all of her unvested time-based stock options and restricted stock awards. For purposes of Ms. Dillione’s offer letter, “Cause” means that her employment with the Company is terminated after our CEO has found any of the following to exist: (i) her act of dishonesty or fraud; (ii) her breach of the fiduciary duty or duty of loyalty owed to the Company, or breach of the duty to protect the Company’s confidential and propriety information; (iii) her conviction of a felony or a crime involving fraud, embezzlement, dishonesty, misappropriation of funds or any other act of moral turpitude; (iv) her gross negligence or misconduct in the performance of her duties; (v) her breach of her offer letter or written policies of the Company; (vi) her engagement in conduct or activities that result or will potentially result in negative publicity or public disrespect, contempt or ridicule of the Company or are detrimental to the business or reputation of the Company; (vii) her failure to abide by the lawful directives of the Company; (viii) her failure to satisfactorily perform the duties of her position; or (ix) her death or absence from work due to disability for a period in excess of 90 days in any 12-month period, to the extent consistent with the applicable requirements of federal and state disability law.

Mr. Bowden

Mr. Bowden has served as our Executive Vice President Corporate Strategy and Development since October 15, 2010. In the event Mr. Bowden’s employment is terminated without cause and provided he executes our standard severance agreement, which includes a full release of claims, he will be eligible to receive severance payments and benefits consisting of 6 months base salary and 6 months Company-paid health insurance under COBRA. If Mr. Bowden’s employment is terminated without cause within 12 months following a change in control of the Company, he will be eligible to receive severance payments and benefits consisting of 12 months base salary and 12 months Company-paid health insurance under COBRA, plus immediate acceleration of all of his unvested time-based restricted stock awards. For purposes of Mr. Bowden’s offer letter "cause" shall consist of: i. Employee’s act of dishonesty or fraud; ii. Employee’s breach of the fiduciary duty or duty of loyalty owed to the Company, or breach of the duty to protect the Company’s confidential and propriety information; iii. Employee's conviction of a felony or a crime involving fraud, embezzlement, dishonesty, misappropriation of funds or any other act of moral turpitude; iv. Employee's gross negligence or misconduct in the performance of his/her duties; v. Employee’s breach of this Agreement or written policies of the Company; vi. Employee’s engagement in conduct or activities that result or will potentially result in negative publicity or public disrespect, contempt or ridicule of the Company or are detrimental to the business or reputation of Company; vii. Employee’s failure to abide by the lawful directives of the Company; viii. Employee’s continued, substantial failure to perform the duties of his/her position; ix. Employee’s death or absence from work due to disability for a period in excess of one hundred twenty (120) days in any twelve month period, to the extent consistent with the applicable requirements of federal and state disability law; or x: your decision not to relocate to the Massachusetts area within 12 months from date of hire if such decision is not consensual between you and Nuance.

The following tables describe the estimated payments and benefits that would be received by the Named Executive Officers (other than our CEO) upon a termination of employment by the Company without cause (as defined in each individual offer letter). For purposes of valuing equity awards held by each Named Executive

Officer, the amounts below are based on a per share price of $24.89, which was the closing market price of our common stock as reported on the NASDAQ Global Select Market on September 30, 2012.

Termination of Employment Without a Change in Control

Name	Severance Payment Upon Termination	Accelerated Vesting of Unvested Equity Awards	Continuation of Benefits	Total
Thomas L. Beaudoin	$225,000	—	$8,928	$233,928
A. Bruce Bowden	$187,500	—	$8,928	$196,428
Steven G. Chambers	$250,000	—	$3,335	$253,335
Janet Dillione	$450,000	—	$17,855	$467,855

Termination of Employment With a Change in Control

Name	Severance Payment Upon Termination	Accelerated Vesting of Unvested Equity Awards	Continuation of Benefits	Total
Thomas L. Beaudoin	$450,000	$4,977,800	$17,855	$5,445,655
A Bruce Bowden	$375,000	$2,115,565	$17,855	$2,508,420
Steven G. Chambers	$500,000	—	$6,670	$506,670
Janet Dillione	$450,000	$1,617,785	$17,855	$2,085,640

EQUITY COMPENSATION PLAN INFORMATION

As of September 30, 2012, there were 6,139,280 shares of our common stock subject to issuance upon the exercise of outstanding stock options under all of our equity compensation plans referred to in the table below, at a weighted average exercise price of $11.24, and with a weighted average remaining life of 3.13 years. As of September 30, 2012, there were 12,410,892 full value awards outstanding. As of September 30, 2012, there were 13,435,414 shares of our common stock available for issuance under our equity compensation plans.

The following table provides information as of September 30, 2012 with respect to the shares of common stock that may be issued under our equity compensation plans.

	(a) Number of Securities to be Issued Upon Exercise of Options		(b) Weighted Average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders(1)	4,942,486	(2)	$12.08	15,679,156(3)
Equity compensation plans not approved by shareholders(4)(5)	556,882	(6)(7)	$10.55	—

Total equity compensation plans	5,499,368		11.92	15,679,156

(1)	Consists of our 1995 Directors’ Stock Option Plan, 1995 Employee Stock Purchase Plan, 1997 Employee Stock Option Plan, and 2000 Stock Plan.

(2)	Excludes 12,394,071 securities to be issued upon vesting of restricted stock units. As of September 30, 2012, shares of the Company’s Common Stock were issuable upon vesting of the restricted stock units.

(3)	Includes 2,875,661 shares of the Company’s Common Stock available for future issuance under the 1995 Employee Stock Purchase Plan.

(4)	Includes a stand-alone stock option grant to Mr. Beaudoin, inducement grants issued to former BeVocal, Inc. employees as part of the BeVocal, Inc. acquisition, described more fully below, and grants under our 2000 Nonstatutory Stock Option Plan, our 1999 Stock Plan (formerly the eScription 1999 Stock Option Plan), and our 2003 Stock Plan (formerly the SpeechWorks International, Inc. 2000 Employee, Director and Consultant Stock Plan).

(5)	Excludes options assumed by the Company in the acquisitions of the former Nuance Communications, Inc., BeVocal, Inc., VoiceSignal Technologies, Inc., eScription, Inc., Snap-In Software, Inc., and Vlingo Corporation. As of September 30, 2012 a total of 639,912 shares of the Company’s Common Stock were issuable upon exercise of the assumed options. The weighted average exercise price of the outstanding assumed options is $5.42 per share and they have an average weighted life remaining of 3.77 years. Of the 639,912 shares outstanding, 497,996 were exercisable as of September 30, 2012. No additional options may be granted under the plans related to the assumed options, with the exception of the plans assumed in the Snap-In and Vlingo acquisition as described below.

(6)	Excludes securities to be issued upon vesting of restricted stock units under the Company’s assumed 2003 Stock Plan (formerly SpeechWorks International, Inc. 2000 Employee, Director and Consultant Stock Plan), the assumed 1999 eScription, Inc. Stock Plan, the assumed 2003 Snap-In Software, Inc. Plan and the assumed eCopy, Inc. 2007 Stock Option and Grant plan. As of September 30, 2012, 135,301 shares of the Company’s Common Stock were issuable upon the vesting of such restricted stock units.

Excludes 27,500 shares of the Company’s Common Stock issuable upon the vesting of a stand-alone restricted stock unit award to Mr. Beaudoin pursuant to his hiring, which was outstanding as of September 30, 2012. See Outstanding Equity Awards at Fiscal Year End table for details of this award to Mr. Beaudoin.

Excludes shares of the Company’s Common Stock issuable upon the vesting of stand-alone restricted stock unit awards granted in connection with the Company’s acquisitions of VoiceSignal Technologies, Inc., Tegic Corporation, Vocada, and Phillips. A total of 50,358 shares of the Company’s Common Stock were subject to such restricted stock units and remained unvested as of September 30, 2012. Shares subject to such restricted stock units vest over a three to four year period from the date of grant, vesting in even increments annually over the applicable period.

(7)	Includes the outstanding shares from a stand-alone stock option to purchase 100,000 shares of the Company’s Common Stock granted to Mr. Beaudoin at a per share exercise price of $15.17 on July 1, 2008. This option, which was issued in connection with the hiring of Mr. Beaudoin, had 100,000 shares exercisable as of September 30, 2012. See Outstanding Equity Awards at Fiscal Year End table for details of this option.

Includes stand-alone stock option grants that were issued in connection with the Company’s acquisition of BeVocal, Inc. Stock options to purchase a total of 68,086 shares at a per share exercise price of $16.30, have a seven-year term and as of September 30, 2012, there were 68,086 shares of Company Common Stock exercisable pursuant to such options.

DESCRIPTION OF PLANS NOT ADOPTED BY STOCKHOLDERS

2000 Nonstatutory Stock Option Plan (the “NSO Plan”)

In August 2000, the Board of Directors approved our NSO Plan. The NSO Plan has not been approved by our stockholders. The NSO Plan, which has been amended from time to time, provides for the grant of nonstatutory stock options to employees and consultants. A total of 10,150,000 shares of Common Stock have been reserved for issuance under the NSO Plan. Of this amount, as of September 30, 2012, options with respect to 204,806 shares were outstanding, and no shares were available for future grants as this plan expired on August 15, 2010. All of the outstanding options were granted with an exercise price at or above fair market value, ranging from $3.88 to $20.56 per share with an average per share exercise price of $9.1526. Vesting schedules of the options range from 2 to 4 years, and they have a maximum term of 10 years. Shares subject to this plan are included in the table above.

Nuance 2003 Stock Plan (formerly the SpeechWorks International, Inc. 2000 Employee, Director and Consultant Stock Plan) (the “2003 Plan”)

In August 2003, in connection with the SpeechWorks acquisition, the Company assumed the 2003 Plan. The 2003 Plan provides for the grant of nonstatutory stock options or stock purchase rights to employees and consultants that were not employed by the Company prior to the time of the acquisition. A total of 4,402,011 shares of Common Stock have been reserved for issuance under the 2003 Plan. Of this amount, as of September 30, 2012, options with respect to 182,630 shares were outstanding, stock purchase rights with respect to 375 shares were outstanding, and no shares were available for future grants as this plan expired on May 9, 2010. All outstanding options were granted with an exercise price at or above fair market value, ranging from $4.31 to $20.56 per share with an average per share price of $7.43. Vesting schedules of the options range from 3 to 4 years, and have a maximum term of 10 years. Shares subject to this plan are included in the table above.

1999 eScription Stock Plan (Assumed as part of the eScription acquisition)

In May 2008, in connection with the eScription acquisition, the Company assumed the 1999 eScription Stock Option Plan (the “1999 Plan”). The 1999 Plan provides for the grant of incentive and non-qualified stock options or stock purchase rights to employees and consultants that were not employed by the Company prior to the time of the acquisition. A total of 3,852,710 shares of Common Stock have been reserved for issuance under the 1999 Plan. Of this amount, as of September 30, 2012, options with respect to 82,464 shares were outstanding, stock purchase rights with respect to 88,476 shares were outstanding, and no shares were available for future grants as this plan expired on August 9, 2009. All outstanding options were granted with an exercise price at or above fair market value, ranging from $.22 to $19.86 per share with an average per share price of $4.34. Vesting schedules of the options range from 3 to 4 years, and have a maximum term of 10 years. Shares subject to this plan are included in the table above unless otherwise footnoted.

2003 Snap-In Software, Inc. Stock Plan (Assumed as part of the Snap-In acquisition)

In October 2008, in connection with the Snap-In acquisition, the Company assumed the 2003 Snap-In Software, Inc. Stock Option Plan (the “2003 Plan”). The 2003 Plan provides for the grant of incentive and non-qualified stock options or stock purchase rights to employees and consultants that were not employed by the Company prior to the time of the acquisition. A total of 1,850,499 shares of Common Stock have been reserved for issuance under the 2003 Plan. Of this amount, as of September 30, 2012, options with respect to 59,256 shares were outstanding, stock purchase rights with respect to 44,575 shares were outstanding, and 499,538 shares were available for future grants. All outstanding options were granted with an exercise price at or above fair market value, ranging from $.03 to $17.89 per share with an average per share price of $3.31. Vesting schedules of the options range from 3 to 4 years, and have a maximum term of 10 years. Shares subject to this plan are included in the table above unless otherwise footnoted. This plan expires on July 13, 2013.

2006 Mobeus Corporation Stock Incentive Plan (Assumed as part of the Vlingo (formerly known as Mobeus Corporation) acquisition)

In June 2012, in connection with the Vlingo Acquisition, (formerly Mobeus Corporation) the Company assumed each option to purchase Vlingo common stock that was unvested immediately prior to the completion of the merger and issued pursuant to the 2006 Mobeus Corporation (“Vlingo”) Stock Option Plan (the “2006 Plan”). The 2006 Plan provides for the grant of incentive and non-qualified stock options, restricted stock and restricted stock units to employees and consultants that were not employed by the Company prior to the time of the acquisition. A total of 345,319 shares of Common Stock have been reserved for issuance under the 2006 Plan. Of this amount, as of September 30, 2012, options with respect to 241,358 shares were outstanding, and 71,648 shares were available for future grants. All outstanding options were granted with an exercise price at or above fair market value, ranging from $2.00 to $20.40 per share with an average per share price of $7.55. Vesting schedules of the options ranging up to 4 years, and have a maximum term of 10 years. Shares subject to this plan are included in the table above unless otherwise footnoted. This plan expires on December 16, 2016.

TRANSACTIONS WITH RELATED PERSONS

It is the policy of our Board of Directors that all transactions required to be reported pursuant to Item 404 of Regulation S-K be subject to approval by the Audit Committee of our Board of Directors. In furtherance of relevant NASDAQ rules and our commitment to corporate governance, the charter of the Audit Committee provides that the Audit Committee shall review and approve any proposed related party transactions including, transactions required to be reported pursuant to Item 404 of Regulation S-K for potential conflict of interest situations.

Our Audit Committee considers all of the available material facts and circumstances of a related person transaction, including: the direct and indirect interests of the related persons; in the event the related person is a director or nominee for director (or immediate family member of a director or an entity with which a director is affiliated), the impact that the transaction will have on a director’s or nominee for director’s independence; the risks, costs and benefits of the transaction to us; and whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances.

After considering all such facts and circumstances, our Audit Committee and our Board of Directors determines whether approval or ratification of the related person transaction is in our best interests. For example, if our Audit Committee determines that the proposed terms of a related person transaction are reasonable and at least as favorable as could have been obtained from unrelated third parties, it will recommend to our Board of Directors that such transaction be approved or ratified. In addition, if a related person transaction will compromise the independence of one of our directors or nominees for director, our Audit Committee may recommend that our Board of Directors reject the transaction if it could affect our ability to comply with securities laws and regulations or NASDAQ listing requirements.

The policies and procedures described above are included in the charter for the Audit Committee, which is available on the Company’s website at http://www.nuance.com/company/company-overview/company-policies/corporate-governance/audit-committee/index.htm

Transactions and Relationships with Directors, Director Nominees, Executive Officers and Five Percent Stockholders

We believe that there has not been any transaction or series of transactions during fiscal year 2012 to which we were or are to be a participant in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer or holder of more than five percent of our Common Stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest, other than compensation described in the sections titled “Executive Compensation, Management and Other Information” or “Director Compensation” elsewhere in this proxy statement.

PROPOSAL NUMBER 2

APPROVAL OF THE AMENDED AND RESTATED 2000 STOCK PLAN

The stockholders are being asked to approve the Company’s Amended and Restated 2000 Stock Plan (the “2000 Plan”), which includes the two material changes as described below. The 2000 Plan, as amended, will enable the Company to continue to use the 2000 Plan to assist in recruiting, motivating and retaining talented employees to help achieve the Company’s business goals.

The first proposed amendment to the 2000 Plan will provide for an increase in the number of shares of Common Stock authorized for issuance under the 2000 Plan from 52,550,000 shares to 60,050,000 shares, or an increase of 7,500,000 shares. As of November 30, 2012 a total of 10,024,110 shares remain available for future grants under the 2000 Plan. In evaluating the proposed amendment, our Board considered the number of equity awards the Company has granted over the past three years as well as our anticipated equity award issuances over the next coming year. In fiscal 2012, 2011, and 2010, the Company granted awards covering a total of 8,148,834 shares, 7,749,725 shares and 6,843,693 shares respectively. Based on our business plan, we currently forecast granting options and full value awards (in the form of restricted shares and restricted stock units) covering approximately 13,900,000 shares over this time period, which is equal to 4.43% of our common shares outstanding as of December 4, 2012. The Board considered the need for grants for anticipated new hires and in connection with the acquisition of new businesses. The Company projects cancellation of options and forfeitures of restricted stock and restricted stock unit awards of approximately 900,000 shares over the coming fiscal year. If our expectation of cancellations and forfeitures is accurate, our net grants (grants less cancellations and forfeitures) over the next fiscal year would be approximately 13,000,000 shares, or approximately 4.15% of our common shares outstanding as of December 4, 2012. The Company anticipates the requested increase is necessary and appropriate to satisfy anticipated needs of our current business plan. We anticipate seeking approval for additional shares, as needed to cover future grants under our 2000 Plan at our next annual meeting of stockholders. However, a change in business conditions or Company strategy could alter any of these projections.

Our Board also considered the potential shareholder dilution in setting the amount of the increase. The Company relied on an analysis performed by Alliance Advisors to help the Company determine how many shares to add to the 2000 Plan. The following summarizes the key findings of the Alliance Advisors report. As of September 30, 2012 the Company had outstanding grants of 6,139,280 stock options, and 13,160,892 restricted stock units and unvested restricted shares. The foregoing, along with 13,363,609 shares remaining available for future grant under our stock plans and the new share request of 7,500,000 shares (referred to as our “overhang”), would represent approximately 11.40% of our total outstanding common shares as of September 30, 2012 of 312,070,565 shares, calculated on a fully diluted basis and likely would be allowable under Institutional Shareholder Services guidelines. The Board noted that this percentage is less than the median (18.59%) and average (12.04%) of firms in the Company’s 4-digit GICS industry group. The Board also considered findings of Alliance Advisors that the Company’s estimated 3-year average “burn rate” of 4.76% (calculated in accordance with Institutional Shareholder Services methodology) is below the average of the Company’s 4-digit GICS industry group. Accordingly, we believe that the increase of 7,500,000 shares available for issuance out of a total of 313,577,132 shares issued and outstanding (an increase of 2.39% is not likely to result in material dilution to our shareholders).

If the amendment to increase the number of shares authorized for issuance is approved, Section 3 of the 2000 Plan would be amended to read in its entirety as follows:

“3. Stock Subject to the Plan.” Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 60,050,000 Shares (the “Plan Maximum”). If any outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for grant under the Plan. Shares shall not be deemed to have been granted pursuant to the Plan (a) with respect to any portion of an Award that is settled in cash or (b) to the extent such Shares are withheld in satisfaction of tax withholding obligations. Upon payment in Shares pursuant to the exercise of a Stock Appreciation Right, the number of Shares available for grant under the Plan shall be reduced only by the number of Shares actually issued in such payment. If the exercise price of an Option is paid by tender to the

Company of Shares underlying the Option, the number of Shares available for grant under the Plan shall be reduced by the net number of Shares for which the Option is exercised. The Shares may be authorized, but unissued, or reacquired Common Stock.

The second proposed amendment would raise the annual grant limits on options, stock appreciation rights, restricted shares and restricted stock units to any service provider under the 2000 Plan, subject to the Plan Maximum. The annual grant limits are one of the conditions for qualifying awards as “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the “Code”). Pursuant to Section 162(m) of the Code, the Company generally may not deduct for federal income tax purposes compensation paid to the Chief Executive Officer or the three other most highly-paid employees (other than the chief financial officer) to the extent that any of these persons receive more than $1 million in compensation in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, the Company may deduct for federal income tax purposes the compensation paid, even if such compensation exceeds $1 million in a single year.

If the proposed amendment is approved, effective beginning in Fiscal 2013, the 2000 Plan would be amended as follows:

•

No service provider may be granted stock options or stock appreciation rights under the 2000 Plan during any fiscal year of the Company covering more than 1,500,000 shares (plus an additional 1,500,000 in connection with his or her initial service). The current annual grant limit is 1,000,000 shares (plus an additional 1,000,000 in connection with initial service).

•

No service provider may be granted restricted stock units under the 2000 Plan during any fiscal year of the Company covering more than 1,000,000 shares. The current annual grant limit is 750,000 shares.

•

No service provider may be granted stock purchase rights units under the 2000 Plan during any fiscal year of the Company covering more than 1,000,000 shares. The current annual grant limit is 750,000 shares.

The purpose of the proposed amendment is to adjust the grant limits to reflect the growth of the Company and to help us better recruit and retain valuable employees while allow the maximum deductibility of compensation associated with awards under the 2000 Plan for federal income tax purposes.

In December 2012, the Board of Directors approved the change described above, subject to approval from the Company’s stockholders at the Annual Meeting. If the stockholders approve the amendment to the 2000 Plan, it will amend the 2000 Plan as described above. Otherwise, the 2000 Plan will remain in effect without amendment. The Company’s executive officers and directors have interests in this proposal. Other than the two proposed changes described above, there are no material changes to the 2000 Plan.

We believe strongly that amendment to the 2000 Plan, including the two material changes, is essential to the Company’s continued success. The Company’s employees are its most valuable assets. Stock options and other awards such as those provided under the 2000 Plan are vital to the Company’s ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which the Company must compete. Such awards also are crucial to our ability to motivate employees to achieve the Company’s goals. While the Company does not have any specific plans or commitments to issue stock options or awards under the 2000 Plan at this time, for the reasons stated above and to ensure the Company can continue to grant stock awards to key employees of the Company at levels determined appropriate by the Board and the Compensation Committee of the Board, the stockholders are being asked to approve the amendment to the 2000 Plan.

Description of the 2000 Plan

The essential features of the 2000 Plan are outlined below. The following summary of the principal provisions of the 2000 Plan is qualified in its entirety by reference to the full text of the 2000 Plan, which is included as Annex A hereto.

General

The purpose of the 2000 Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company and employees and consultants of its parent and subsidiary companies and to promote the success of the Company’s business. The 2000 Plan authorizes the Board of Directors or one or more of its committees to grant stock options, restricted stock units, rights to purchase restricted stock and stock appreciation rights (each an “Award”).

Administration

The 2000 Plan may generally be administered by the Board or a committee appointed by the Board (as applicable, the “Administrator”). The Administrator may make any determinations deemed necessary or advisable for the 2000 Plan. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the 2000 Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code (to enable the Company to receive a federal tax deduction for certain compensation paid under the Plan).

Number of Shares of Common Stock Available Under the Incentive Plan

Assuming stockholders approve this proposal, a total of 60,050,000 shares of Common Stock will be reserved for issuance under the 2000 Plan. As of November 30, 2012, 10,024,110 shares of Common Stock were available for issuance under the 2000 Plan. Assuming stockholders approve this proposal, the shares available under the 2000 Plan would increase to 17,524,110 shares of Common Stock.

If any outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the shares allocable to the terminated portion of such Award or such forfeited or repurchased shares shall again be available for grant under the 2000 Plan. Shares shall not be deemed to have been granted pursuant to the 2000 Plan (a) with respect to any portion of an Award that is settled in cash or (b) to the extent such shares are withheld in satisfaction of tax withholding obligations. Upon payment in shares pursuant to the exercise of a stock appreciation right, the number of shares available for grant under the 2000 Plan shall be reduced only by the number of shares actually issued in such payment. If the exercise price of an option is paid by tender to the Company of shares underlying the option, the number of shares available for grant under the 2000 Plan shall be reduced by the net number of shares for which the option is exercised.

Eligibility

Nonstatutory stock options, stock purchase rights (i.e., awards of restricted stock), restricted stock units and stock appreciation rights may be granted under the 2000 Plan to employees, directors and consultants of the Company and employees and consultants of any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom Awards may be granted, the time or times at which such Awards will be granted, and the exercise price and number of shares subject to each such grant; provided, however, the exercise price of a stock option and a stock appreciation right may not be less than 100% of the fair market value of the Common Stock on the date such Award is granted.

Limitations

Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company’s ability to deduct the compensation income associated with certain Awards granted to such persons, and assuming stockholders approve this proposal, the 2000 Plan provides that no service provider may be granted, in any fiscal year of the Company, beginning with the 2013 fiscal year, options or stock appreciation rights to purchase more than 1,500,000 shares of Common Stock or 1,000,000 restricted stock awards or restricted stock units the (“Restricted Stock Limit”). Notwithstanding the limit on grants of options or stock appreciation rights, however, in connection with such individual’s initial employment with the Company, he or she may be granted options or stock appreciation rights to purchase up to an additional 1,500,000 shares of Common Stock. Prior to the 2013 fiscal year, the above limits were 1,000,000 shares for options or stock appreciation rights and 750,000 shares for restricted stock or restricted stock units.

Terms and Conditions of Options

Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions:

(a) Exercise Price.    The Administrator determines the exercise price of options at the time the options are granted. The exercise price of a stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, that the exercise price of an incentive stock option granted to a more than 10% stockholder may not be less than 110% of the fair market value on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

The Company’s by-laws provide that it may not reduce the exercise price of any stock option, including stock appreciation right, outstanding or to be granted in the future under the 2000 Plan; cancel options in exchange for the re-grant of options at a lower exercise price, whether or not the cancelled options are returned to the available pool for grant; replace underwater options with restricted stock in an exchange, buy-back or other scheme; or replace any options with new options having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other scheme.

(b) Exercise of Option; Form of Consideration.    The Administrator determines when options become exercisable, and may in its discretion; accelerate the vesting of any outstanding option in connection with the termination of a participant’s employment with the Company. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2000 Plan permits payment to be made by cash, check, other shares of Common Stock of the Company (with some restrictions), cashless exercises, any other form of consideration permitted by applicable law, or any combination thereof.

(c) Term of Option.    No stock option or stock appreciation right granted under the 2000 Plan may have a term greater than seven years after the date of grant. In the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

(d) Termination of Service.    The Administrator determines the length of the post-termination exercise period of a stock option. In the absence of a time specified in a participant’s Award agreement, a participant may exercise the option within three months of such termination, to the extent that the option is vested on the date of termination, (but in no event later than the expiration of the term of such option as set forth in the option agreement), unless such participant’s service relationship terminates due to the participant’s death or disability, in which case the participant or the participant’s estate or the person who acquires the right to exercise the option by bequest or inheritance may exercise the option, to the extent the option was vested on the date of termination, within 12 months from the date of such termination.

(e) Nontransferability of Options.    Unless otherwise determined by the Administrator, options granted under the 2000 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.

(f) Other Provisions.    The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2000 Plan as may be determined by the Administrator.

Stock Purchase Rights

In the case of stock purchase rights, (i.e. rights to acquire restricted stock), unless the Administrator determines otherwise, the Award agreement will grant the Company a repurchase option exercisable upon the termination of the participant’s service with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement will generally be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option will lapse at a rate determined by the Administrator including, if the Administrator has determined it is desirable for the stock purchase right to qualify as “performance-based compensa-

tion” for purposes of Section 162(m) of the Internal Revenue Code, the repurchase option will lapse based on the achievement of performance goals. The Administrator will determine the number of shares granted pursuant to a stock purchase right, but as discussed above, the Administrator will not be permitted to grant restricted stock and restricted stock units in excess of the limits described above.

Restricted Stock Units

The Administrator may grant restricted stock units under the 2000 Plan. Each restricted stock unit award will be evidenced by an Award agreement that will specify the period of restriction, the number of shares granted and all other terms and conditions as the Administrator may determine in its sole discretion, including, without limitation whatever conditions to vesting it determines to be appropriate. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The Administrator will determine the number of shares granted pursuant to a restricted stock unit award, but as discussed above, the Administrator will not be permitted to grant restricted stock and restricted stock units in excess of the Restricted Stock Limit.

Stock Appreciation Rights

The Administrator may grant stock appreciation rights either alone or in tandem with stock options. A stock appreciation right is the right to receive the appreciation in fair market value of Common Stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash or shares of Common Stock. The Administrator will determine the exercise price of a stock appreciation right, which will be no less than 100% of the fair market value of the Common Stock on the date of grant, and the term of each stock appreciation right. Stock appreciation rights will become exercisable at the times and on the terms established by the Administrator, subject to the terms of the 2000 Plan. The Administrator will determine the number of shares granted to a service provider pursuant to a stock appreciation right, but as discussed above, and assuming stockholders approve this proposal, the Administrator will not be permitted to grant to a service provider, in any fiscal year of the Company beginning with the 2013 fiscal year, more than 1,000,000 shares of Common Stock for issuance pursuant to awards of stock appreciation rights. Notwithstanding this limit, however, in connection with such individual’s initial employment with the Company, he or she may be granted stock appreciation rights to purchase up to an additional 1,500,000 shares of Common Stock beginning with the 2013 fiscal year. Prior to the 2013 fiscal year, the above limits were 1,000,000 shares for options or stock appreciation rights and 750,000 shares for restricted stock or restricted stock units.

After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than death or disability, and (ii) one year following his or her termination due to death or disability. In no event will a stock appreciation right be exercised later than the expiration of its term.

Performance Goals

As discussed above, under Section 162(m) of the Internal Revenue Code, the annual compensation paid to the Chief Executive Officer and to each of the Company’s four other most highly-paid executive officers may not be deductible to the extent it exceeds $1 million. However, we are able to preserve the deductibility of compensation in excess of $1 million if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2000 Plan, setting limits on the number of Awards that any individual may receive, and for Awards other than options, establishing performance criteria that must be met before the Award actually will vest or be paid.

The 2000 Plan permits us to pay compensation that qualifies as performance-based under Section 162(m). Thus, the Administrator (in its discretion) may make performance goals applicable to a participant. In the Administrator’s discretion, one or more of the following performance goals may apply: annual revenue, cash position, controllable profits, customer satisfaction MBOs, earnings per share, individual objectives, net income, new orders, operating cash flow, operating income, return on assets, return on equity, return on sales, and total shareholder return. Any criteria used may be measured, as applicable, in absolute terms or in relative terms

(including passage of time and/or against another company or companies), on a per-share basis, against the performance of the Company as a whole or any segment of the Company, and on a pre-tax or after-tax basis.

Adjustments upon Changes in Capitalization

In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of Common Stock subject to the 2000 Plan, the number of shares of Common Stock that may be issued pursuant to Awards of restricted stock and restricted stock units, the maximum number of shares of Common Stock that may be issued to service providers in any fiscal year pursuant to Awards, the number and class of shares of stock subject to any outstanding Award, and the exercise price of any such outstanding Award.

In the event of a liquidation or dissolution, any unexercised Award will terminate. The Administrator may, in its sole discretion, provide that each participant will have the right to exercise all or any part of the Award, including shares as to which the Award would not otherwise be exercisable.

In connection with any merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company, each outstanding Award will be assumed or an equivalent Award substituted by the successor corporation. If the successor corporation refuses to assume an Award or to substitute a substantially equivalent Award, the participant will have the right to exercise his or her option and stock appreciation right as to all of the shares subject to the Award, all restrictions on restricted stock will lapse, and all performance goals or other vesting requirements for restricted stock units will be deemed achieved, and all other terms and conditions met. In such event, the Administrator will notify the participant that the Award is fully exercisable for fifteen (15) days from the date of such notice and that the Award terminates upon expiration of such period.

Amendment and Termination of the Plan

The Board may amend, alter, suspend or terminate the 2000 Plan, or any part thereof, at any time and for any reason. However, the Company will obtain stockholder approval for any amendment to the 2000 Plan to the extent the Board determines it necessary and desirable to comply with applicable law. No such action by the Board or stockholders may alter or impair any Award previously granted under the 2000 Plan without the written consent of the participant. Unless terminated earlier, the 2000 Plan will terminate on August 15, 2018.

Plan Benefits

The amount and timing of Awards granted under the 2000 Plan are determined in the sole discretion of the Administrator and therefore cannot be determined in advance. The benefits or amounts that were received by, or allocated to, the Chief Executive Officer, the other Named Executive Officers, all current executive officers as a group, the current Directors of the Company who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group under the 2000 Plan for the fiscal year ended September 30, 2012 are set forth in the table below:

Name and Position	Number of Options Granted	Average Per Share Exercise Price	Number of Shares of Restricted Stock Granted(1)	Dollar Value of Shares of Restricted Stock Granted
Paul A. Ricci	—	—	1,500,000	$38,698,500
Thomas L. Beaudoin	—	—	363,408	8,877,733
A. Bruce Bowden	—	—	105,736	2,549,415
Steven G. Chambers	—	—	363,408	9,432,733
Janet M. Dillione	—	—	12,912	310,650
Executive Group	—	—	2,351,900	$60,023,874
Non-Executive Director Group	—	—	—	—
Non-Executive Officer Employee Group	—	—	7,562,789	$189,638,186

(1)	includes performance based RSU’s that were issued during fiscal 2012 but are tied to future periods. Excludes performance based RSU’s issued in prior periods but tied to fiscal 2012 targets.

The future benefits or amounts that would be received under the 2000 Stock Plan by executive officers and other employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts which would have been received by or allocated to such persons for the last completed fiscal year if the 2000 Stock Plan, as amended, had been in effect cannot be determined.

Federal Income Tax Consequences

Incentive Stock Options.    An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by Section 162(m), the Company is generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Nonstatutory Stock Options.    An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section 162(m), the Company is generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Purchase Rights (i.e., Restricted Stock) and Restricted Stock Units.    A participant generally will not have taxable income at the time an award of restricted stock and restricted stock units is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. However, a holder of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the Award (less any amount paid for the shares) on the date the Award is granted.

Stock Appreciation Rights.    No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Section 409A.    Section 409A of the Internal Revenue Code imposes certain requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual's election to defer compensation and the individual's selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual's separation from service, a predetermined date, or the individual's death). Section 409A imposes restrictions on an individual's ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are considered our "specified employees," Section 409A requires that such individual's distribution commence no earlier than 6 months after such individual's separation from service. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A's provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. In addition, certain states (such as California) have laws similar to Section 409A and as a result, failure to comply with such similar laws may result in additional state income, penalty and interest charges.

Tax Effect for the Company.    The Company generally will be entitled to a tax deduction in connection with an Award under the 2000 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its other three most highly-paid executive officers, other than the Chief Financial Officer. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2000 Plan and setting limits on the number of Awards that any individual may receive. The 2000 Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

THE FOREGOING IS ONLYA SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2000 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OFA SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Vote Required; Recommendation of the Board

The affirmative vote of a majority of the Company’s Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the amendment to the Amended and Restated 2000 Stock Plan. Unless marked to the contrary, proxies received will be voted “FOR” approval of the amendment to the Amended and Restated 2000 Stock Plan. Abstentions are treated as shares represented in person or by proxy and entitled to vote at the annual meeting and, therefore, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of the vote.

THE NUANCE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT NUANCE

STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE AMENDED AND

RESTATED 2000 STOCK PLAN.

PROPOSAL NUMBER 3:

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

Executive compensation is an important matter for the Company and our stockholders. This proposal provides our stockholders with the opportunity to cast an advisory vote on our executive compensation program for our Named Executive Officers, as more fully described in the Compensation Discussion and Analysis section of the Proxy Statement (the “CD&A”).

Our executive compensation program is based on a pay-for-performance philosophy. Our executive officers are compensated in a manner consistent with our business strategy, competitive practice, sound corporate governance principles and stockholder interests and concerns. Named Executive Compensation is designed specifically to reward the achievement of specific short- and long-term performance objectives that are strongly aligned with the long-term interests of our stockholders. Highlights of our executive compensation program are:

Majority of Executive Officer Pay is Performance-Related. Our Named Executive Officers are compensated primarily in the form of performance-based pay (annual bonuses and time- and performance-vested equity awards). For example, in fiscal 2012, approximately 90% of the total direct compensation opportunities of our Named Executive Officers were variable in nature and tied to the achievement of multiple performance measures.

Pay for Performance. Compensation of our Named Executive Officers is correlated with the Company’s strong total shareholder return performance over the past one-, three- and five-year fiscal year periods.

Limited Non-Performance Pay. Base salaries of our Named Executive Officers are at the median of the peer group selected by our Compensation Committee and described in the CD&A and we provide only limited perquisites or other non-performance related compensation to our named executive officers.

Other Pay Practices. Our policy regarding other pay practices for our Named Executive Officers is consistent with the interests of shareholders. For example, we do not offer tax reimbursement (“gross-up”) payments with respect to any severance or change-in-control payments or benefits and our change-in-control payments and benefits are based solely on “double trigger” arrangements, meaning that benefits are paid only if there is both a change in control and a qualifying termination of employment.

The following information highlights the key aspects of the executive compensation with respect to the Named Executive Officers in fiscal 2012:

•

Our annual bonus payments and other performance-based compensation to our Named Executive Officers were consistent with our strong financial performance, including a 25% annual increase in revenue and increases in net income, operating margins and cash flow;

•	Base salaries of our Named Executive Officers were increased by an average of 9.1%, and remain at the median of our peer group as described in the CD&A;

•

The long-term incentive compensation awards to our Named Executive Officers in fiscal 2012 included both multi-year time- and performance based restricted stock units. Performance stock units will be earned only if the Company achieve pre-established financial results and strategic business objectives that provide for sustainable growth;

•	The Company implemented a compensation recovery policy that allows recovery of future incentive compensation erroneously paid as a result of a Company accounting restatement; and

•	Our overall share “burn rate” for employee equity awards for fiscal 2012 was 2.66%, well below industry guidelines recommended by Institutional Shareholder Services and others.

In addition, in November 2012, the Compensation Committee, with the assistance of its compensation consultant, reviewed our general compensation policies and practices and determined that these compensation policies and practices do not create inappropriate or excessive risks that are reasonably likely to have a material adverse effect on the Company.

Based on the above, we request that stockholders approve the compensation of the Named Executive Officers as described pursuant to the disclosure rules of the Securities and Exchange Commission pursuant to the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” section, compensation tables and narrative discussion, is hereby APPROVED.

Vote Required

The affirmative vote of a majority of the shares of the Company’s Common Stock present or represented by proxy and voting at the annual meeting is required for approval of this proposal. Abstentions are treated as shares represented in person or by proxy and entitled to vote at the annual meeting and, therefore, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of the vote.

As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders, and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers.

THE NUANCE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT NUANCE

STOCKHOLDERS VOTE FOR THE COMPENSATION OF

THE NAMED EXECUTIVE OFFICERS

PROPOSAL NUMBER 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In November 2012, the Audit Committee approved the retention of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2013. A representative of BDO may be present at the Annual Meeting to make a statement if he or she desires to do so, and such representative is expected to be available to respond to appropriate questions.

The stockholders are being asked to ratify the appointment of BDO as independent registered public accounting firm for the Company for the fiscal year ending September 30, 2013. BDO was engaged as the Company’s independent registered public accounting firm by the Audit Committee on October 24, 2004 and has audited the Company’s financial statements since 2004.

Audit Fees During Fiscal Years 2011 and 2012

The following table sets forth the approximate aggregate fees paid by the Company to BDO USA, LLP during the fiscal years ended September 30, 2011 and 2012.

	Fiscal 2011	Fiscal 2012
Audit Fees(1)	$3,060,051	$3,394,495
Audit Related Fees(2)	27,885	32,308
Tax Fees(3)	14,907	16,682
All Other Fees	—	—

Total Fees	$3,102,843	$3,443,485

(1)	Audit Fees. This category represents fees billed for professional services rendered by the principal accountant for the audits of the registrant’s annual financial statements and internal controls over financial reporting, review of the interim financial statements included in the registrant’s quarterly reports on Form 10-Q, statutory audits and other SEC filings.

(2)	Audit Related Fees. This category represents fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of registrant’s financial statements, primarily accounting consultations and audits of significant acquirees.

(3)	Tax Fees. This category represents fees billed for professional services rendered by the principal accountant for tax compliance in certain international jurisdictions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Sarbanes-Oxley Act of 2002 and the auditor independence rules of the U.S. Securities and Exchange Commission require all independent registered public accounting firms that audit issuers to obtain pre-approval from their respective audit committees in order to provide professional services without impairing independence. As such, our Audit Committee has a policy and has established procedures by which it pre-approves all audit and other permitted professional services to be provided by our independent registered public accounting firm.

The pre-approval procedures include execution by the Chief Financial Officer and Audit Committee Chairperson, on behalf of the Company and the entire Audit Committee, of an audit and quarterly review engagement letter and pre-approval listing of other permitted professional services anticipated to be rendered during the foreseeable future. Additionally, from time to time, we may desire additional permitted professional services for which specific pre-approval is obtained from the Audit Committee Chairman, acting on behalf of the Company and the entire Audit Committee, before provision of such services commences. In doing this, the Company and Audit Committee have established a procedure whereby a BDO representative, in conjunction with the Chief Financial Officer or Chief Accounting Officer, contacts the Audit Committee Chairman and obtains pre-approval for such services on behalf of the entire Audit Committee, to be followed by a written engagement letter, as appropriate, confirming such arrangements between BDO and the Company. In addition, on a periodic basis, the entire Audit Committee is provided with a summary of all pre-approved services to date for its review. During the fiscal year ended September 30, 2012, all services provided by our independent registered public accounting firm were pre-approved by the Audit Committee in accordance with this policy.

Recommendation of the Board

Unless marked to the contrary, proxies received will be voted “FOR” approval of the ratification of the appointment of BDO as independent registered public accounting firm for the Company for the fiscal year ending September 30, 2013.

THE NUANCE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT NUANCE STOCKHOLDERS VOTE “FOR” RATIFICATION OF APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for providing an independent, objective review of the Company’s accounting functions and internal controls. During the fiscal year ended September 30, 2012, the Audit Committee was comprised of Messrs. Frankenberg, Laret, Myers, and Quigley, each of whom is independent within the meaning of the listing standards of the NASDAQ Stock Market, and was governed by a written charter first adopted and approved by the Board of Directors in June 2001, and as amended and restated on April 29, 2003 and February 24, 2004. A copy of the Company’s Amended and Restated Audit Committee Charter is available on the Company’s Website at http://www.nuance.com/company/company-overview/company-policies/corporate-governance/audit-committee/index.htm. The Audit Committee met seven times during the fiscal year ended September 30, 2012.

In connection with the Company’s audited financial statements for the fiscal year ended September 30, 2012, the Audit Committee (1) reviewed and discussed the audited financial statements with management, (2) discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, and (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants communications with the audit committee concerning independence and discussed the independent registered public accounting firm’s independence with the independent registered public accounting firm.

The Audit Committee has considered and determined that the provision of the services other than audit services referenced above is compatible with maintenance of the auditor’s independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 for filing with the Securities and Exchange Commission.

Robert J. Frankenberg, Chairman

Mark R. Laret

Mark B. Myers

Philip J. Quigley

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of September 30, 2012, as to (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the Company’s Common Stock; (2) each of our directors and nominees; (3) each Named Executive Officer; and (4) all directors and executive officers of the Company as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of the common stock that they beneficially own, subject to applicable community property laws. All shares of Common Stock subject to options or warrants exercisable within 60 days of September 30, 2012 are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on 312,070,565 shares of Common Stock outstanding as of September 30, 2012.

Name and Address of Beneficial Owner(1)	Number Owned	Percent of Outstanding Shares
Warburg Pincus(2)
450 Lexington Avenue New York, NY 10017	56,566,492	17.92%
T. Rowe Price
100 East Pratt Street Baltimore, MD 21202	36,302,119	11.63%
Paul A. Ricci(3)	7,602,006	2.40%
Robert J. Frankenberg(4)	317,387	*
Patrick T. Hackett(5)	56,641,492	17.94%
William H. Janeway(6)	56,736,492	17.97%
Mark L. Laret(7)	49,000	*
Katharine A. Martin(8)	146,000	*
Mark B. Myers(9)	85,001	*
Philip J. Quigley(10)	148,788	*
Robert G. Teresi(11)	161,757	*
Thomas L. Beaudoin(12)	652,104	*
Steven G. Chambers(13)	495,620	*
Janet L. Dillione(14)	218,148	*
Bruce Bowden(15)	197,763	*
All directors and executive officers as a group (14 persons)(16)	66,961,019	20.70%

*	Less than 1%.

(1)	Unless otherwise indicated, the address for the following stockholders is c/o Nuance Communications, Inc., One Wayside Drive, Burlington, MA 01803.

(2)

The total number of shares of the Company’s Common Stock includes 3,562,238 shares of nonvoting Series B Preferred Stock. The stockholders are Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (“WP X”), Warburg Pincus X Partners, L.P., a Delaware limited partnership (collectively, with WPX, “WP X Funds”), and Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership, including two affiliated partnerships (“WP VIII”). Warburg Pincus X L.P., a Delaware limited partnership

(“WP X LP”) is the sole general partner of the WP X Funds. Warburg Pincus X LLC, a Delaware limited liability company (“WP X LLC”) is the sole general partner of WP X LP. Warburg Pincus Partners, LLC, a New York limited liability company (“WP Partners”), and a direct subsidiary of Warburg Pincus & Co., a New York general partnership (“WP”), is the general partner of WP VIII and the sole member of WP X LLC. WP is the managing member of WP Partners. Warburg Pincus LLC, a New York liability company (“WP LLC” and, together with the WP X Funds, WP VIII, WP X LP, WP X LLC, WP Partners and WP, collectively the “Warburg Pincus Entities”), is the manager of WP VIII and the WP X Funds. The address of the Warburg Pincus Entities is 450 Lexington Avenue, New York, New York 10017.

The shares that underlie the Series B Preferred Stock have not been converted into Common Stock and are factored into the calculation of Warburg Pincus Entities beneficial ownership only for the purposes of this table. Charles R. Kaye and Joseph P. Landy are each Managing General Partners of WP and Managing Members and Co-Presidents of WP LLC and may be deemed to control the Warburg Pincus Entities. Messrs. Kaye and Landy disclaim beneficial ownership of all shares held by the Warburg Pincus Entities.

(3)	Includes options to acquire 4,300,000 shares of the Company’s Common Stock that are exercisable within 60 days of September 30, 2012. Includes 1,125,000 unvested restricted stock units and 750,000 unvested restricted shares. Mr. Ricci does not have voting rights with respect to the shares underlying the restricted stock units. 1,347,006 shares are held in a family trust and 80,000 shares are held in a foundation. Mr. Ricci has voting and investment control over the shares in the Trust and the Foundation.

(4)	Includes options to acquire 60,000 shares of the Company’s Common Stock that are exercisable within 60 days of September 30, 2012 and 30,000 unvested restricted stock units. Mr. Frankenberg does not have voting rights with respect to the shares underlying the unvested restricted stock units.

(5)	Includes 30,000 unvested restricted stock units. Mr. Hackett does not have voting rights with respect to the shares underlying the unvested restricted stock units. Mr. Hackett, a director of the Company, is a managing director of WP LLC. All shares indicated as owned by Mr. Hackett other than 45,000 shares are included because of his affiliation with the Warburg Pincus Entities. Mr. Hackett disclaims beneficial ownership of all shares held by the Warburg Pincus Entities.

(6)	Includes options to acquire 80,000 shares of the Company’s Common Stock that are exercisable within 60 days of September 30, 2012 and 30,000 unvested restricted stock units. Mr. Janeway does not have voting rights with respect to the shares underlying the unvested restricted stock units. Mr. Janeway, a director of the Company, is a senior advisor of WP LLC. All shares indicated as owned by Mr. Janeway other than 60,000 shares are included because of his affiliation with the Warburg Pincus Entities. Mr. Janeway disclaims beneficial ownership of all shares held by the Warburg Pincus Entities.

(7)	Includes 35,000 unvested restricted stock units. Mr. Laret does not have voting rights with respect to the shares underlying the unvested restricted stock units.

(8)	Includes options to acquire 45,000 shares of the Company’s Common Stock that are exercisable within 60 days of September 30, 2012 and 30,000 unvested restricted stock units. Ms. Martin does not have voting rights with respect to the shares underlying the unvested restricted stock units.

(9)	Includes 30,000 unvested restricted stock units. Mr. Myers does not have voting rights with respect to the shares underlying the unvested restricted stock units.

(10)	Includes 30,000 unvested restricted stock units. Mr. Quigley does not have voting rights with respect to the shares underlying the unvested restricted stock units. 148,788 shares are held indirectly in a Trust. Mr. Quigley has voting and investment control over the shares in the Trust.

(11)	Includes 30,000 unvested restricted stock units. Mr. Teresi does not have voting rights with respect to the shares underlying the unvested restricted stock units. 161,757 shares are held indirectly in a Trust. Mr. Teresi has voting and investment control over the shares in the Trust.

(12)	Includes options to acquire 100,000 shares of the Company’s Common Stock that are exercisable within 60 days of September 30, 2012 and 418,750 unvested restricted stock units. Mr. Beaudoin does not have voting rights with respect to the shares underlying the restricted stock units.

(13)	Includes 350,000 unvested restricted stock units. Mr. Chambers does not have voting rights with respect to the shares underlying the restricted stock units.

(14)	Includes 110,000 unvested restricted stock units. Ms. Dillione does not have voting rights with respect to the shares underlying the restricted stock units.

(15)	Includes 183,750 unvested restricted stock units. Mr. Bowden does not have voting rights with respect to the shares underlying the restricted stock units.

(16)	Includes options to acquire 4,585,000 shares of the Company’s Common Stock that are exercisable within 60 days of September 30, 2012 and 3,205,000 unvested restricted stock units. Also includes, as outlined in footnotes 2, 5 and 6 above 3,562,238 shares of non-voting Series B Preferred Stock. The shares that underlie the Series B Preferred Stock have not been converted into the Company’s Common Stock and are factored into the calculation of total voting percentage only for the purposes of this table.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the rules of the SEC thereunder require the Company’s executive officers, directors and certain stockholders to file reports of ownership and changes in ownership of the Company’s Common Stock with the SEC. Based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required during the fiscal year ended September 30, 2012, the Company believes that all directors, officers and beneficial owners of more than 10% of the Company’s Common Stock complied with all filing requirements applicable to them, with the exception of Mr. Ricci and Ms. Martin who due to an administrative error, had one delinquent filing each during the fiscal year ended September 30, 2012.

Other Matters.    Management knows of no business or nominations that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Not Soliciting Materials.    The information contained in this Proxy Statement under the captions “Audit Committee Report” and “Compensation Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor will such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Householding of Annual Meeting Materials.    Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and their accompanying documents. This means that only one copy of our annual report, proxy statement or Notice of Internet Availability of Proxy Materials is sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents without charge to you upon written request to Nuance Communications, Inc., One Wayside Road, Burlington, Massachusetts 01803 or upon telephonic request to 781-565-5000, Attn: Investor Relations. If you want to receive separate copies of our proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

ANNEX A

NUANCE COMMUNICATIONS, INC.

(FORMERLY KNOWN AS SCANSOFT, INC.)

2000 STOCK PLAN

(As proposed to be amended at the 2013 Annual Meeting of Stockholders)

1. Purposes of the Plan.    The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights, and Restricted Stock Units.

2. Definitions.    As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliated SAR” means a SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

(e) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Purchase Rights, Stock Appreciation Rights, and Restricted Stock Units.

(f) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(g) “Board” means the Board of Directors of the Company.

(h) “Cash Position” means the Company’s level of cash and cash equivalents.

(i) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(j) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Nuance Communications, Inc. (formerly known as ScanSoft, Inc.) a Delaware corporation. With respect to the definitions of the Performance Goals, the Committee may determine that “Company” means Nuance Communications, Inc. and its consolidated subsidiaries.

(m) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(n) “Controllable Profits” means as to any Plan Year, a business unit’s Annual Revenue minus (a) cost of sales, (b) research, development, and engineering expense, (c) marketing and sales expense, (d) general and administrative expense, (e) extended receivables expense, and (f) shipping requirement deviation expense.

(o) “Customer Satisfaction MBOs” means as to any Participant for any Plan Year, the objective and measurable individual goals set by a “management by objectives” process and approved by the Committee, which goals relate to the satisfaction of external or internal customer requirements.

(p) “Director” means a member of the Board.

(q) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(r) “Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

(s) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market of The Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(v) “Fiscal Year” means the fiscal year of the Company.

(w) “Freestanding SAR” means a SAR that is granted independent of any Option.

(x) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(y) “Individual Objectives” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Committee (in its discretion).

(z) “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

(aa) “New Orders” means as to any Plan Year, the firm orders for a system, product, part, or service that are being recorded for the first time as defined in the Company’s order Recognition Policy.

(bb) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(cc) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(dd) “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

(ee) “Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

(ff) “Option” means a stock option granted pursuant to the Plan.

(gg) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(hh) “Optioned Stock” means the Shares subject to an Award.

(ii) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(jj) “Participant” means the holder of an outstanding Award, which shall include an Optionee.

(kk) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Controllable Profits, (d) Customer Satisfaction MBOs, (e) Earnings Per Share, (f) Individual Objectives, (g) Net Income, (h) New Orders, (i) Operating Cash Flow, (j) Operating Income, (k) Return on Assets, (l) Return on Equity, (m) Return on Sales, and (n) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award.

(ll) “Plan” means this 2000 Stock Plan, as amended and restated.

(mm) “Restricted Stock” means Shares acquired pursuant to a grant of Stock Purchase Rights under Section 9 of the Plan or pursuant to the early exercise of an Option.

(nn) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Participant evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(oo) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 11.

(pp) “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

(qq) “Return on Equity” means the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

(rr) “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

(ss) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(tt) “Section 16(b)” means Section 16(b) of the Exchange Act.

(uu) “Service Provider” means an Employee, Director or Consultant.

(vv) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(ww) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, which pursuant to Section 10 is designated as a SAR.

(xx) “Stock Purchase Right” means the right to purchase Shares pursuant to Section 9 of the Plan.

(yy) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(zz) “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which will require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR will be canceled to the same extent).

(aaa) “Total Shareholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

3. Stock Subject to the Plan.    Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 60,050,000 Shares (the “Plan Maximum”). If any outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for grant under the Plan. Shares shall not be deemed to have been granted pursuant to the Plan (a) with respect to any portion of an Award that is settled in cash or (b) to the extent such Shares are withheld in satisfaction of tax withholding obligations. Upon payment in Shares pursuant to the exercise of a Stock Appreciation Right, the number of Shares available for grant under the Plan shall be reduced only by the number of Shares actually issued in such payment. If the exercise price of an Option is paid by tender to the Company of Shares underlying the Option, the number of Shares available for grant under the Plan shall be reduced by the net number of Shares for which the Option is exercised. The Shares may be authorized, but unissued, or reacquired Common Stock.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies.    Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code. For purposes of qualifying grants of Awards as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Awards to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Awards which are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Awards under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(iii) Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration.    Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions in connection with the termination of a Participant’s status as a Service Provider, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii) to modify or amend each Award (subject to Section 17(c) of the Plan), including the discretionary authority to extend the post-termination exercisabiity period of Awards longer than is otherwise provided for in the Plan;

(ix) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to allow a Participant to defer the receipt of payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; or

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.    The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5. Eligibility.    Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights, and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) The following limitations shall apply to grants of Options and Stock Appreciation Rights:

(i) No Service Provider shall be granted Options or Stock Appreciation Rights covering more than 1,000,000 Shares in any Fiscal Year prior to the 2013 Fiscal Year and Options or Stock Appreciation Rights covering more than 1,500,000 Shares in any Fiscal Year after the 2012 Fiscal Year.

(ii) In connection with his or her initial service, a Service Provider may be granted Options or Stock Appreciation Rights covering (A) up to an additional 1,000,000 Shares for any Fiscal Year prior to the 2013 Fiscal Year, and (B) up to an additional 1,500,000 Sahres for any Fiscal Year after the 2012 Fiscal Year, which shall not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(iv) If an Option or Stock Appreciation Right is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option or Stock Appreciation Right will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option or Stock Appreciation Right is reduced, the transaction will be treated as a cancellation of the Option or Stock Appreciation Right and the grant of a new Option or Stock Appreciation Right.

(c) The exercise price of any Option or SAR outstanding or to be granted in the future under the Plan shall not be reduced or cancelled and re-granted at a lower exercise price (including pursuant to any “6 month and 1 day” cancellation and re-grant scheme), regardless of whether or not the Shares subject to the cancelled Options or SARs are put back into the available pool for grant. In addition, the Administrator shall not replace underwater Options or SARs with restricted stock or cash in an exchange, buy-back or other scheme. Moreover, the Administrator shall not replace any Options or SARs with new options or stock appreciation rights having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other scheme.

7. Term of Plan.    Subject to Section 20 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue until August 15, 2018 unless terminated earlier under Section 17 of the Plan.

8. Stock Options

(a) Term of Option.    The term of each Option shall be stated in the Award Agreement, but in no event shall the term of an Option be more than seven (7) years from the date of grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(b) Option Exercise Price and Consideration.

(i) Exercise Price.    The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be no less than 100% of the Fair Market Value per Share on the date of grant. In the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(ii) Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(1) cash;

(2) check;

(3) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, and provided the Administrator determines that accepting will not result in adverse accounting consequences to the Company;

(4) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(5) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(6) any combination of the foregoing methods of payment; or

(7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(c) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

(1) An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

(2) Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider.    If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the

Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iii) Disability of Participant.    If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise the Option under the Participant’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

9. Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase (subject to the limits set forth in Section 3), the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator. The following limitations shall apply to grants of Stock Purchase Rights:

(i) No Service Provider shall be granted Stock Purchase Rights covering more than 750,000 Shares in any Fiscal Year prior to the 2013 Fiscal Year, and Stock Purchase Rights covering more than 1,000,000 Shares in any Fiscal Year after the 2012 Fiscal Year.

(ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(iii) If a Stock Purchase Right is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Stock Purchase Right will be counted against the limit set forth in subsection (i) above.

(b) Repurchase Option.    Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(c) Other Provisions.    The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Stockholder.    Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

10. Stock Appreciation Rights

(a) Grant of SARs.    Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. The Administrator may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

(b) Number of Shares.    The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider.

(c) Exercise Price and Other Terms.    The Administrator, subject to the provisions of the Plan, will determine the terms and conditions of SARs granted under the Plan; provided, that, the exercise price of a SAR is at least 100% of the Fair Market Value of the Shares subject to the SAR; provided, further, the exercise price of Tandem or Affiliated SARs will equal the exercise price of the related Option.

(d) Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (i) the Tandem SAR will expire no later than the expiration of the underlying Incentive Stock Option; (ii) the value of the payout with respect to the Tandem SAR will be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR will be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

(e) Exercise of Affiliated SARs.    An Affiliated SAR will be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR will not necessitate a reduction in the number of Shares subject to the related Option.

(f) Exercise of Freestanding SARs.    Freestanding SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine.

(g) SAR Agreement.    Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(h) Expiration of SARs.    An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 8(c) also will apply to SARs.

(i) Payment of SAR Amount.    Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

11. Restricted Stock Units.

(a) Grant of Restricted Stock Units.    Restricted Stock Units may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to each Participant, subject to the limits set forth in Section 3 of the Plan. The following limitations shall apply to grants of Restricted Stock Units:

(i) No Service Provider shall be granted Restricted Stock Units covering more than 750,000 Shares in any Fiscal Year prior to the 2013 Fiscal Year, and Restricted Stock Units covering more than 1,000,000 Shares in any Fsical Year after the 2012 Fiscal Year.

(ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(iii) If a Restricted Stock Unit is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Restricted Stock Unit will be counted against the limit set forth in subsection (i) above.

(b) Value of Restricted Stock Units.    Each Restricted Stock Unit will have an initial value that is established by the Administrator on or before the date of grant.

(c) Performance Objectives and Other Terms.    The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Restricted Stock Units that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Restricted Stock Units.    After the applicable Performance Period has ended, the holder of Restricted Stock Units will be entitled to receive a payout of the number of Restricted Stock Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Restricted Stock Unit.

(e) Form and Timing of Payment of Restricted Stock Units.    Payment of earned Restricted Stock Units will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Units at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Restricted Stock Units.    On the date set forth in the Award Agreement, all unearned or unvested Restricted Stock Units will be forfeited to the Company, and again will be available for grant under the Plan.

12. Leaves of Absence.    Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13. Non-Transferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

14. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Sections 3, 6, 9 and 11 of the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(b) Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale.    In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of 15 days from the date of such notice, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this paragraph, the Award shall be considered assumed if, following the merger or sale of assets, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, for each Share subject to such Award (or in the case of Restricted Stock Units, the number of implied shares determined by dividing the value of the Restricted Stock Units by the per Share consideration received by holders of Common Stock in the merger or sale of assets), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per Share consideration received by holders of Common Stock in the merger or sale of assets.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s corporate structure post-merger or post-sale of assets will not be deemed to invalidate an otherwise valid Award assumption.

15. No Effect on Employment or Service.    Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

16. Date of Grant.    The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

17. Amendment and Termination of the Plan.

(a) Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.    The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Law. Notwithstanding the foregoing, the Company shall also obtain stockholder approval of any Plan amendment or any exchange, buy-back or other scheme which would purport to reprice or otherwise cancel and replace any Option or SAR as described in Section 6(c) of the Plan.

(c) Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

18. Conditions Upon Issuance of Shares.

(a) Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.    As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19. Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20. Stockholder Approval.    The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

NUANCE COMMUNICATIONS, INC. 1 WAYSIDE ROAD BURLINGTON, MA 01803-4609

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The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	For	Against	Abstain
1a 1b 1c 1d 1e 1f 1g 1h 1i	Paul A. Ricci Robert G. Teresi Robert J. Frankenberg Katharine A. Martin Patrick T. Hackett William H. Janeway Mark B. Myers Philip J. Quigley Mark R. Laret	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	3. 4.

To approve non-binding advisory resolution regarding Executive Compensation.

To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013.

						For ☐ ☐	Against ☐ ☐	Abstain ☐ ☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
The Board of Directors recommends you vote FOR proposals 2., 3., and 4.		For	Against	Abstain
2.	To approve an amendment to the Amended and Restated 2000 Stock Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy/10k Combo is/are available at www.proxyvote.com.

NUANCE COMMUNICATIONS, INC.

Annual Meeting of Stockholders

January 25, 2013

The undersigned stockholder of Nuance Communications, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, each dated December 14, 2012 and hereby appoints Paul A. Ricci and Thomas L. Beaudoin or one of them, proxies and attorney-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Nuance Communications, Inc. to be held on January 25, 2013 at 10:30 a.m. local time, at Company’s office located at 1198 East Arques Avenue, Sunnyvale, CA 94085 and at any adjournment thereof, and to vote all shares of Common Stock of the Company held of record by the undersigned on December 4, 2012 as hereinafter specified upon the proposals listed, and with discretionary authority upon such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side